UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12
FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1 First BanCorp

2019

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

1519 PONCE DE LEON AVENUE
SAN JUAN, PUERTO RICO 00908
(787) 729-8200

NOTICE OF
2019 ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of First BanCorp.:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Article I, Section 2 of First BanCorp.’s By-laws, the 2019 Annual Meeting of Stockholders (“Annual Meeting”) of First BanCorp. (the “Corporation”) will be held at 10:00 a.m., local time, on Thursday, May 16, 2019, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely described in the accompanying Proxy Statement:

1.	To elect the nine (9) directors named in the accompanying proxy statement;
2.	To approve on a non-binding basis the 2018 compensation of First BanCorp’s named executive officers (“NEOs”); and
3.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for our 2019 fiscal year.

In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Only stockholders of record as of the close of business on March 27, 2019 are entitled to receive notice of and to vote at the Annual Meeting. A list of such stockholders will be available at our principal offices, at the address set forth above, for the examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of ten days prior to the Annual Meeting.

We continue to use the Internet as our primary means of furnishing proxy materials to most of our stockholders, in accordance with U.S. Securities and Exchange Commission rules. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials that contains instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment. This Proxy Statement and our 2018 Annual Report are available at www.1firstbank.com and https://materials.proxyvote.com/318672. Stockholders may request a copy of the proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the Annual Meeting, we urge you to vote as soon as possible in order to ensure the presence of a quorum at the meeting. You may vote via the Internet, by telephone or, if you received a paper proxy card in the mail, by mailing the completed proxy card. The instructions on the Notice of Internet Availability of Proxy Materials and on your proxy card describe how to use these convenient services. You may revoke any proxy that you give at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell
Secretary

San Juan, Puerto Rico
April 5, 2019

1519 PONCE DE LEON AVENUE
SAN JUAN, PUERTO RICO 00908

2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2019

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) for use at the 2019 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 16, 2019, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of 2019 Annual Meeting of Stockholders and the enclosed form of proxy are first being sent or provided on or about April 5, 2019 to stockholders of record as of March 27, 2019 (the “Record Date”). We have made available with this Proxy Statement the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), although the Annual Report should not be deemed to be part of this Proxy Statement. The Board has designated the individuals identified on the proxy card (the “proxy holders”) to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that we receive will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the Board’s recommendations described below. (“We,” “our,” “us” and the “Corporation” refer to First BanCorp.)

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the Board committees, the compensation of directors and executive officers, and other required information.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are identified in the accompanying Notice of Annual Meeting of Stockholders:

•	the election of nine (9) directors, each for a term expiring at the 2020 Annual Meeting of Stockholders;
•	the approval on a non-binding basis of the 2018 compensation of the Corporation’s NEOs, who are identified below; and
•	the ratification of the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for our 2019 fiscal year.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report with the audited financial statements for the year ended December 31, 2018, audited by Crowe.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), you owned as of the close of business on March 27, 2019, the Record Date.

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 217,331,577 shares of Common Stock were issued and outstanding.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	1

2019 Annual Meeting of Stockholders to be Held on May 16, 2019 | Questions and Answers about the Meeting

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. Broker non-votes will not be counted. A broker non-vote occurs when a broker, bank, trustee or other nominee has not received voting instructions from the beneficial owner and the broker, bank, trustee or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted as either a vote cast for or a vote cast against the nominee and, therefore, will have no effect on the results for the election of directors.

As to approval of the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals. Broker non-votes will not be counted in determining the number of shares necessary for approval of either proposal. Accordingly, broker non-votes will have no effect on the results for the approval of the advisory vote related to executive compensation or the ratification of the independent registered public account firm. If you are not the stockholder of record of your shares, your bank or broker that is the record holder of your shares may not vote the shares without your instruction on matters considered to be “non-routine.” The only proposal to be voted on at the 2019 Annual Meeting that is considered a routine proposal is the ratification of the independent registered public accounting firm. Therefore, your bank or broker may vote you shares without your instruction with respect to the ratification of the independent registered public account firm unless you instruct your broker otherwise.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors and on the non-binding approval of compensation of the Corporation’s NEOs. You must instruct your broker how to vote your shares so that your vote can be counted. Brokers have discretionary authority to vote shares on the ratification of the independent registered public accounting firm.

How does the Board recommend that I vote?

The following are the Board’s recommendations with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;
•	Proposal No. 2 — The Board recommends a vote FOR the non-binding advisory approval of the 2018 compensation of the Corporation’s NEOs; and
•	Proposal No. 3 — The Board recommends a vote FOR the ratification of the Corporation’s independent registered public accounting firm for the 2019 fiscal year.

How do I vote?

If you are a “stockholder of record” on the Record Date, you may vote by proxy without attending the Annual Meeting by:

•	voting via the Internet (instructions are on the Notice of Internet Availability of Proxy Materials or the proxy card);
•	voting by telephone (instructions are on the proxy card); or
•	voting by mail if you receive or request paper copies of the proxy materials by completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope.

2	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

2019 Annual Meeting of Stockholders to be Held on May 16, 2019 | Questions and Answers about the Meeting

Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 15, 2019. Please refer to the specific instructions set forth on the Notice of Internet Availability of Proxy Materials or the proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record” on the Record Date, you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or other nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being provided directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner. If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and the broker, bank, trustee or other nominee who holds your shares will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1 and No. 2, so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote over the Internet or by telephone, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146. To be effective, any revocation must be delivered to the Corporation before the proxy is exercised. Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 15, 2019. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction form for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials you receive as they represent different shares.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	3

2019 Annual Meeting of Stockholders to be Held on May 16, 2019 | Questions and Answers about the Meeting

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that which is described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter or stockholder proposal requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary authority granted by stockholders in their proxies in connection with general matters, subject to compliance with Rule 14a-4© under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041, if you have any questions about how to vote or need copies of our public filings submitted to the U.S. Securities and Exchange Commission (“SEC”).

4	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD ON MAY 16, 2019

You will help the Corporation protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. This Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of March 27, 2019, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “NEOs”); and (3) all current directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of March 27, 2019, no officer or director, and, to the Corporation’s knowledge, no beneficial owner of more than 5% of the shares of Common Stock owns any of the Corporation’s outstanding preferred stock. Unless otherwise indicated, to the Corporation’s knowledge, the identified beneficial owner has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	31,613,378	(b)	14.5%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	23,855,903	(c)	11.0%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas, 78746	18,362,274	(d)	8.4%
Frontier Capital Management Co., LLC. 99 Summer Street Boston, MA 02110	11,282,603	(e)	5.2%
(a)	Based on 217,331,577 shares of Common Stock outstanding as of March 27, 2019.
(b)	Based solely on a Schedule 13G filed with the SEC on January 28, 2019 in which BlackRock, Inc. reported aggregate beneficial ownership of 31,613,378 shares of Common Stock as of December 31, 2018. BlackRock, Inc. reported that it possessed sole power to dispose or direct the disposition of 31,613,378 shares of Common Stock. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote of 31,007,279 shares of Common Stock beneficially owned.
(c)	Based solely on a Schedule 13G filed with the SEC on February 11, 2019 in which The Vanguard Group reported aggregate beneficial ownership of 23,855,903 shares of Common Stock as of December 31, 2018. The Vanguard Group reported that it possessed sole power to dispose or direct the disposition of 23,604,932 shares of Common Stock and shared power to dispose or direct the disposition of 250,971 shares of Common Stock. The Vanguard Group reported that it possessed sole power to vote or direct the vote of 211,174 shares of Common Stock and shared power to vote or direct the vote of 61,769 shares of Common Stock beneficially owned.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	5

Security Ownership of Certain Beneficial Owners and Management | Beneficial Owners of More Than 5% of our Common Stock

(d)	Based solely on a Schedule 13G filed with the SEC on February 8, 2019 in which Dimensional Fund Advisors LLP reported aggregate beneficial ownership of 18,362,274 shares of Common Stock as of December 31, 2018. Dimensional Fund Advisors LLP reported that it possessed sole power to dispose or direct the disposition of 18,362,274 shares of Common Stock. Dimensional Fund Advisors LLP reported that it possessed sole power to vote or direct the vote of 17,714,355 shares of Common Stock beneficially owned.
(e)	Based solely on a Schedule 13G filed with the SEC on February 11, 2019 in which Frontier Capital Management Co., LLC. Reported aggregate beneficial ownership of 11,282,603 shares of Common Stock as of December 31, 20118. Frontier Capital Management Co., LLC reported that it possessed sole power to dispose or direct the disposition of 11,282,603 shares of Common Stock. Frontier Capital Management Co., LLC reported that it possessed sole power to vote or to direct the vote of 5,394,699 shares of Common Stock beneficially owned.

(2) Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Class
Directors and Director Nominees
Juan Acosta Reboyras	55,223	*
Aurelio Alemán, President & Chief Executive Officer	989,456	*
Luz A. Crespo	51,196	*
Tracey Dedrick	3,745	*
Daniel E. Frye	6,640	*
Robert T. Gormley	77,079	*
John A. Heffern	42,846	*
Roberto R. Herencia, Chairman of the Board	786,722	*
David I. Matson	34,023	*
José Menéndez-Cortada	94,444	*
Named Executive Officers
Orlando Berges, Executive Vice President & Chief Financial Officer	372,159	*
Calixto García-Velez, Executive Vice President	272,909	*
Donald Kafka, Executive Vice President	181,152	*
Nayda Rivera, Executive Vice President	253,626	*
All current directors, Executive Officers and the Chief Accounting Officer as a group (21 persons as a group)	4,509,567	2.1%
*	Less than 1% of our outstanding Common Stock as of the Record Date.
(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Also, it includes shares granted under the First BanCorp Omnibus Incentive Plan, as Amended (the “Omnibus Incentive Plan”), subject to forfeiture upon failure to meet vesting conditions, as follows: Mr. Juan Acosta Reboyras,10,500; Mr. Alemán,120,043; Mrs. Crespo, 9,793; Ms. Dedrick, 3,745; Mr. Frye, 4,640; Mr. Gormley,10,664; Mr. Heffern, 4,640; Mr. Herencia, 38,991; Mr. Matson, 10,664; Mr. Menéndez-Cortada,10,664; Mr. Berges, 27,901; Mr. García-Velez, 20,224;Mr. Kafka, 28,007; and Mrs. Rivera, 30,810 and all current directors, executive officers and Chief Accounting Officer as a group 453,111. These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.

6	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION
AS DIRECTORS AND WITH RESPECT TO EXECUTIVE OFFICERS OF
THE CORPORATION

PROPOSAL NO. 1—ELECTION OF DIRECTORS

During fiscal year 2018 and through the date of the filing of this Proxy Statement, the composition of our Board changed in the following respects:

•	effective August 29, 2018, current director Daniel E. Frye became a director of the Corporation and FirstBank Puerto Rico (“FirstBank” or the “Bank”); and
•	effective January 24, 2019, current director Tracey Dedrick became a director of the Corporation.

At the Annual Meeting, stockholders are being asked to vote on the election of nine members to the Board to serve until the 2020 Annual Meeting or until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the nine people listed below for election at the Annual Meeting.

Each of the nominees for director has agreed to be named in the proxy statement and to serve as a director if elected. Each nominee is currently serving as a director of the Corporation.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is duly elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy and entitled to vote must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by the affirmative vote of a majority of the Board to fill the vacancy until the next election of directors by stockholders.

Our Corporate Governance Guidelines and Principles includes a retirement policy for members of the Board that states that no director may stand for election to the Board after age 70 absent a waiver of this requirement by the Board. Pursuant to our Corporate Governance Guidelines and Principles, the Board of Directors waived the retirement requirement with respect to Robert T. Gormley and José Menéndez-Cortada.

On March 20, 2019, Mr. David I. Matson informed the Board that he will not stand for re-election to the Board upon the completion of his current term as a director at the Annual Meeting. Mr. Matson has served as a director of the Corporation since September 2013. His decision to not stand for re-election did not result from any disagreement with the Corporation or any matter relating to the Corporation’s operations, policies or practices. On March 21, 2019, the Board nominated current Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Tracey Dedrick, Daniel E. Frye, Robert T. Gormley, John A. Heffern, Roberto R. Herencia, and José Menéndez-Cortada to serve terms ending at the 2020 Annual Meeting of Stockholders, and when their respective successors have been duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of these nominees. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the substitute nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons identified above may not be able to serve as a director if elected and has not identified any substitute nominees.

Except for Mr. Gormley and Ms. Dedrick, all of the members of the Board are also the members of the Board of Directors of FirstBank. The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank as applicable.

DIRECTOR QUALIFICATIONS

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting or academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because he or she asks difficult questions, understands our unique challenges and evaluates the strategies proposed by management and, when applicable, oversees their implementation.

Our nominees collectively have a long record of professional integrity and dedication to their professions and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, enhancing the productivity of the Board, and sharing with the Corporation their experiences as directors of other companies.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	7

Proposal No.1—Election of Directors | Director Qualifications

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States, and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that, through its members, our Board has expertise and experience in the following areas:

•
Leadership: Experience in significant leadership positions over an extended period, especially chief executive officer (“CEO”) positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

•
Financial Services Industry: Experience in the financial services industry. Directors with that experience provide insight with respect to the Corporation’s diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

•
Risk Management: Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company, and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the Corporation’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

•
Regulatory Compliance: Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities (collectively the “Regulators”).

•
Consumer Business: Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

•
Corporate Business: A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients, including financial restructurings, loans and cash management.

•
Financial Reporting: Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility and the audit committee has the authority to select, oversee and evaluate our independent registered public accounting firm.

•
Legal Matters: Experience complying with legal and contractual requirements, as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

8	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Proposal No.1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting

NOMINEES STANDING FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING AT
THE 2019 ANNUAL MEETING

Juan Acosta Reboyras AGE: 63 DIRECTOR SINCE: August 2014
Director of the Corporation since August 2014. Mr. Juan Acosta Reboyras is the Managing Member and Co-Founder of Acosta & Ramirez, Law Offices LLC, specializing in tax and corporate law, individual tax planning, estate planning and general matters of tax and corporate law. Mr. Acosta Reboyras is a former partner of KPMG and of the Goldman Antonetti & Cordova and McConnell Valdes law firms. Throughout his 42-year career, Mr. Acosta-Reboyras has dealt with a variety of tax compliance and planning issues while concentrating on tax-related business affairs, including corporate reorganizations, mergers, acquisitions and divestitures. He has also counseled clients on the organization and operation of corporations in Puerto Rico, applications for grants of tax exemption and United States and Puerto Rico income tax matters dealing with outbound and inbound transfers of assets. Mr. Acosta-Reboyras has been a Certified Public Accountant since 1977 and has been licensed to practice law in the Commonwealth of Puerto Rico and the United States Court of Appeals for the First Circuit since 1984. He is a former President of the Puerto Rico Society of Certified Accountants and a member of the Puerto Rico Bar Association and the American Institute of Certified Public Accountants. He is also a former member of the Board of Directors of the University of Puerto Rico.

Director Qualifications:
	•	Extensive experience in tax and corporate law gained as the managing partner of Acosta & Ramirez, LLP enhances the Board’s understanding of tax and financial matters.
	•	Variety of tax compliance and planning issues, including corporate reorganizations, mergers, acquisitions and divestitures brings to the Board vast legal related expertise.
	•	Leadership experience obtained from director and executive positions held at the Puerto Rico Society of Certified Accountants enhances the Board’s oversight functions.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	9

Proposal No.1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting

Aurelio Alemán AGE: 60 DIRECTOR SINCE: September 2009 President and Chief Executive Officer
President and Chief Executive Officer since September 2009. Director of First BanCorp. and its subsidiary FirstBank since September 2005. Mr. Alemán currently serves as Chairman of the Board of Directors and CEO of the Corporation’s subsidiaries First Federal Finance Limited Liability Company d/b/a Money Express, First Express, Inc., First Management of Puerto Rico, L.L.C., FirstBank Insurance Agency, LLC and FirstBank Overseas Corp. He was the Chairman of the Board of Directors and CEO of the Corporation’s subsidiary First Mortgage, Inc. from September 2005 through December 2014, and Senior Executive Vice President and Chief Operating Officer of First BanCorp. from October 2005 to September 2009. During that period, he was responsible for all the Retail & Consumer Banking Business Areas of FirstBank, as well as the operations of First Mortgage, First Leasing & Car Rental, FirstBank Insurance Agency, Inc., and First Federal Finance Limited Liability Company d/b/a Money Express. He was also in charge of the operations of FirstBank’s Florida banking subsidiary and the British and US Virgin Islands, where FirstBank is the leading banking institution. In addition, he supervised the Human Resources, Operations, Technology, Strategic Planning, and Marketing and Public Relations departments. He was the Executive Vice President responsible for the consumer lending business of FirstBank between 1998 and 2009, where he undertook the presidency of various of the Corporation’s subsidiaries, as follows: President of First Federal Finance Limited Liability Company d/b/a Money Express from 2000 to 2006; President of FirstBank Insurance Agency, Inc. from 2001 to 2006; and President of the Corporation’s subsidiary First Leasing & Rental Corp. from 1999 to June 2007. Previously, he was Vice President of Citibank, N.A. as Chief of Consumer Indirect Business & Mortgage, responsible for the wholesale and retail automobile financing and retail mortgage business from 1996 to 1998 and Vice President of Chase Manhattan Bank, N.A., as Operations and Technology Executive, responsible for banking operations and technology of the retail and corporate banking divisions for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Mr. Alemán served as president of the Puerto Rico Bank’s Association from 2011 to 2013. Currently, he has been a Director, since 2012, of the Latin America and Caribbean Advisory Board of MasterCard and, since October 2017, Chairman of the Board of Directors of United for Puerto Rico, a private non-profit organization, established under the laws of Puerto Rico.

Director Qualifications:
•
Role as CEO of the Corporation since 2009, President and/or CEO of many of the Corporation’s subsidiaries from 2005 to 2009, and Chief Operating Officer of First BanCorp. from 2005 to 2009, has provided him extensive leadership and financial services industry experience. Under his tenure as CEO, he engineered the turnaround of the Corporation’s troubled financial institution subsidiary in a local economy that had produced by then three bank failures. In less than two years, he oversaw the creation of a strategic plan that resulted in the $520 million recapitalization of the Corporation in 2011, the second largest of its kind since the financial crisis in 2008. After the capital raise, Mr. Alemán’s leadership resulted in the transition of the organization from a defensive to an offensive posture and in the timely execution of the Corporation’s strategic plan, which has produced major improvements in net interest income, deposit growth and composition, and asset quality within a local economy that continues to be mired in a recession. The Corporation’s return to profitability in 2012, ahead of market expectations, was accompanied by the strengthening of the franchise in the areas of product development, talent management, and employee engagement. Under Mr. Alemán’s direction, the Corporation participated, in 2015, in a novel transaction with one of its competitors to acquire Doral Bank. Thus, expanding the institution’s footprint and increasing its growth potential.

•
His career of more than 37 years in the financial services industry, which includes diverse positions in the areas of business administration, sales, credit and risk, banking operations, and technology in institutions such as the Corporation, Citibank and Chase Manhattan Bank, has given him a comprehensive understanding of the industry.

•
In his roles as President, Chief Executive Officer and Chief Operating Officer of the Corporation and the Bank and through his prior experience as Vice President of Citibank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

10	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Proposal No.1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting

Luz A. Crespo AGE: 61 DIRECTOR SINCE: February 2015
Director of the Corporation since February 2015. Chief Executive Officer of the Puerto Rico Science, Technology and Research Trust since March 2015. Mrs. Luz A. Crespo is a retired General Manager of the Enterprise Business Division (Puerto Rico Manufacturing Operation-PRMO) of Hewlett-Packard Puerto Rico (“HP”) located in Aguadilla. Her tenure at HP lasted for 31 years from 1981 to 2013. She is a member of the Industrial Engineering Honor Society, Alpha Pi Mu. Mrs. Crespo served as the president of the Puerto Rico Manufacturing Association (“PRMA”) from 2000 to 2002 and later served on the Nominating Committee of PRMA from 2003 to 2013. She was also a member of the Manufacturing Advisory Board during the incumbency of Governor Luis Fortuño from 2011 to 2013.

Director Qualifications:
•
Her tenure of over 31 years at HP provides significant leadership experience over an extended period of time. As part of her responsibilities, she provided supply chain support to operations in Europe (England, Germany and the Czech Republic) and Mexico. In addition, Mrs. Crespo managed the Latin-American Unix operation where her responsibilities included sales, marketing and total customer experience.

•
Brings to the Corporation risk management expertise in the information technology (“IT”) industry, which is redefining the competitive landscape for every major corporation. Mrs. Crespo’s experience and expertise in IT related matters provides the board with valuable direction and input on IT-related risks and assists the Corporation in developing a more effective IT governance structure and cyber security oversight.

Tracey Dedrick AGE: 62 DIRECTOR SINCE: January 2019
Director of the Corporation since January 2019. Ms. Dedrick is a former Executive Vice President and Head of Enterprise Risk Management for Santander Holdings U.S., where she was responsible for enterprise risk, operational risk and market risk for the Americas. Prior to this role, Ms. Dedrick was Executive Vice President and Chief Risk Officer at Hudson City Bancorp from July 2011 until November 2015 and its successor M&T Bank from November 2015 to February 2016. From January 2010 to February 2011, Ms. Dedrick served as the Treasurer of PineBridge Investments, an asset management company with $83 billion in assets under management. Prior to this, Ms. Dedrick was employed by MetLife, the largest insurance in the United States, where she served as Vice President and Assistant Treasurer from June 2001 until July 2004, Vice President and Head of Investor Relations from July 2004 until July 2007 and then served as the Senior Vice President and Head of Market Risk from July 2007 until September 2009. Additionally, Ms. Dedrick currently serves as a board member of the Information Systems Audit and Control Association (“ISACA”), the Royal Shakespeare Company of America and the Royal Oak Foundation. As board member of ISACA, Ms. Dedrick is member of the Finance Committee and Chair, CEO Selection Committee.

Director Qualifications:
•
She is a financial service industry executive, with 40 years of experience in a wide variety of management roles in areas such as risk management, compliance, treasury and investor relations, which provides the Board with valuable insight.

•
As Executive Vice President and Head of Enterprise Risk Management of Santander Holdings U.S., Ms. Dedrick brings to the Board valuable insight with respect to governance over enterprise risk management functions and other operational and market risk areas, such as information security and treasury functions.

•
Extensive knowledge of key risk areas, such as, market, liquidity, credit, operational, cyber, strategic, reputational, model and vendor/third party risks, consumer and commercial banking regulations, including BSA/AML, UDAAP and CRA, enhances the Board’s oversight of those areas.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	11

Proposal No.1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting

Daniel E. Frye AGE: 64 DIRECTOR SINCE: August 2018
Director of the Corporation since August 2018. Mr. Frye is a former Special Advisor and Area Director of the FDIC, with over forty years of experience in the banking industry. Prior to retiring in December 2016, Mr. Frye held various positions within the FDIC, including Bank Examiner, Regional Manager, Area Director and Special Advisor. From August 2014 to December 2016, Mr. Frye served as Special Advisor in the FDIC. From 2002 to August 2014, he served as Area Director of the FDIC’s Boston Area Office, where he directed the risk management supervisory activities for the six New England states and served as acting Regional Director for the FDIC’s New York Region for approximately two years during this timeframe, with responsibility for both the risk management and consumer protection supervisory programs. Mr. Frye has served as an independent director of the privately-held Shinhan Bank America since April 2017.

Director Qualifications:
•
His extensive experience as a former Bank Examiner, Regional Manager and Area Director of the FDIC, with over 41 years of experience in a wide variety of roles requiring risk management and financial expertise, enables him to provide the Board with valuable insight into financial services industry and in key areas of leadership, risk management and financial reporting.

•
His extensive experience overseeing risk management and financial functions at the FDIC, enables him to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

Robert T. Gormley AGE: 70 DIRECTOR SINCE: October 2012
Director of the Corporation since October 2012. Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he rose to the position of Executive Vice President and Senior Loan Officer. In 1993, he joined Citizens Financial Group, serving initially as Executive Vice President and Chief Lending Officer for Citizens Bank of Rhode Island, then as President and CEO of various branches in New England, and, finally, as Vice Chairman and Chief Risk Officer of Citizens Financial Group until his retirement in 2007.

Director Qualifications:
	•	Over 43 years of experience in the financial services industry has given him a comprehensive understanding of the industry.
	•	Experience in a variety of senior level credit positions enhances the Board’s oversight of the Bank’s lending functions.

12	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Proposal No.1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting

John A. Heffern AGE: 57 DIRECTOR SINCE: October 2017
Director of the Board since October 2017. Founder of KCA Equity Advisors, LLC since January 2017 and also serves as its Principal. Prior to founding KCA, Mr. Heffern was a Managing Partner/Senior Portfolio Manager at Chartwell Investment Partners. Mr. Heffern served in this role from 2005 through 2016 and managed the firm’s growth investing strategies for institutional separate account clients and as subadvisor to leading mutual fund companies with multi-manager strategies in the areas of domestic small cap growth and mid cap growth equities. From 1997 to 2005, he served as a Senior Vice President and Senior Portfolio Manager with the growth investing group at Delaware Investment Advisers, and was a founder of the Delaware American Services Fund, a mutual fund specializing in banking and non-banking financial companies as well as non-financial service companies. From 1994 to 1997, he served as a Senior Vice President/Senior Equity Analyst at NatWest Securities Limited, Research Division, covering banks and specialty financial services companies. From 1988 to 1994, Mr. Heffern was a Principal and Senior Equity Analyst at Alex. Brown & Sons, Inc, Research Division, where he specialized in US banks and thrifts. He holds an M.B.A. in Finance and a BA in Economics from the University of North Carolina at Chapel Hill. Mr. Heffern serviced from May 2016 through September 2018 on the Board of Trustees of the Princeton Junior School where he chaired its Development Committee and is a member of its Finance Committee.

Director Qualifications:
•
Experience with financial services companies and risk management expertise obtained as a managing Partner/Senior Portfolio Manager at Chartwell Investment Partners analyzing and monitoring substantial investment positions gained through his work in investment banking enables him to provide the Board with valuable insights regarding investment strategies.

•
More than 30 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	13

Proposal No.1—Election of Directors | Nominees Standing for Election as Directors for Terms Expiring at the 2019 Annual Meeting

Roberto R. Herencia AGE: 59 DIRECTOR SINCE: October 2011 OTHER CURRENT PUBLIC BOARDS: Banner Corporation Byline BanCorp
Director and Chairman of the Board since October 2011. President and CEO of BXM Holdings, an investment fund specializing in community bank investments, since October 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings, Inc. for which a plan of liquidation was confirmed on June 1, 2011, and its subsidiary Midwest Bank and Trust. Previously, he spent 17 years with Popular Inc. (NASDAQ: BPOP) as its Executive Vice President and as President of Popular Inc.’s subsidiary Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago, now J.P. Morgan Chase (NYSE: JPM), in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division.

In March 2016, Mr. Herencia was appointed as an independent director of Banner Corporation (NASDAQ: BANR) and its subsidiary Banner Bank. He has been an independent director and the chairman of the board of Byline Bancorp (NYSE: BY) and its subsidiary Byline Bank since June 2013. Mr. Herencia served from December 2010 until September 2015, as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, AmericanWest Bank and First National Bank of Starbuck.

Mr. Herencia serves on the Board of Directors of the Overseas Private Investment Corporation (OPIC), an agency of the U.S. Government, following his appointment by President Obama and confirmation by the U.S. Senate in 2011, and re-nomination in April 2013. Mr. Herencia is a Trustee of DePaul University and the Northwestern Memorial Foundation in Chicago. He serves on the Board of Directors of Junior Achievement of Chicago and Operation Hope in Los Angeles. Between 2003 and 2007, Mr. Herencia was a member of the Board of Directors of The ServiceMaster Company (NYSE: SVM), where he served as Chairman of its Audit and Finance Committee and designated financial expert.

Director Qualifications:
•
He is a financial services industry executive, consultant and leader with 37 years of broad experience in all aspects of the banking industry in the U.S., including senior roles in all segments of banking, including corporate, commercial, small business, problem asset restructuring and retail banking, which provides the Board with valuable insight in the areas of leadership, strategic planning, and relationship banking.

•
His vast experience in the financial institutions industry, as evidenced by his positions as CEO of a publicly traded community bank, head of emerging markets at a major domestic and international bank, and consultant to regulators, has provided him with extensive experience in complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to regulatory compliance and risk management.

•
His experience and designation as a financial expert and chairman of the audit committee of a publicly traded company and his role in various other audit committees of private companies enhance the Board’s understanding of complex financial matters and understanding of governance matters.

•
Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhance the Board’s understanding of the responsibilities and challenges of public companies.

14	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Proposal No.1—Election of Directors | Required Vote

José Menéndez- Cortada AGE: 71 DIRECTOR SINCE: April 2004
Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009. Of Counsel to Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, a full service firm specializing in Commercial, Real Estate and Construction Law. Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PricewaterhouseCoopers, LLP until 1976. Counsel to the PRISA Group companies since 1977. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985. Honorary director of the Tasis Dorado Educational Foundation, Inc., director of the Homebuilders Association of Puerto Rico from 2002 to November 2011, trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) from 2002 to 2016 and chairman of the audit committee of that foundation from 2009 to 2016.

Director Qualifications:
•
Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past Chairman of First BanCorp., enables him to assist the Board with its oversight responsibilities.

•
Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, PricewaterhouseCoopers, LLP and Bermudez, Longo, Díaz-Masso, LLC enhances the Board’s understanding of complex legal, tax, accounting and business issues.

•
Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association of Puerto Rico and counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

•
Knowledge of the hotel and gaming industry as Counsel to the PRISA Group companies that have developed and constructed five hotels since 2010, provides valuable insight regarding the hospitality industry.

•
Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the outstanding shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

The Board Unanimously Recommends that You Vote for the Election of Each Director Nominee.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	15

Information About Executive Officers Who Are Not Directors

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The executive officers of the Corporation and FirstBank, other than our President and Chief Executive Officer, are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges, 61

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 39 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges served as Executive Vice President of Administration of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from May 2004 until May 2009, where he was responsible for supervising the finance, operations, real estate, and administrative functions in both the Puerto Rico and U.S. markets; Executive Vice President and Chief Financial, Operations and Administration Officer of Popular Inc.’s subsidiary Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants. He is a director of the Corporation’s subsidiaries First Federal Finance Limited Liability Company d/b/a Money Express, FirstBank Overseas Corp., First Express, Inc., First Management of Puerto Rico, L.L.C. and FirstBank Insurance Agency, LLC. He was a director of the Corporation’s subsidiary First Mortgage from August 2009 through December 2014.

Calixto García-Vélez, 51

Executive Vice President and Florida Region Executive

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Director of the Corporation’s Special Assets Group from 2010 to 2017. Before that, President and CEO of Doral Bank, EVP and President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Donald Kafka, 59

Executive Vice President and Chief Operating Officer

Executive Vice President and Chief Operating Officer since January 2015. Mr. Kafka is a seasoned executive with over 35 years of financial services experience in the United States, Latin America and Asia with diverse positions in institutions such as Banesco International Corp, First Southern Bancorp and Citibank. Mr. Kafka began his professional career with Citibank where, during his 20-year tenure from 1982 to 2002, he held multiple domestic and international executive management positions, including Chief Operating Officer of the company’s Florida-based Consumer Latin America North Division and President of the retail businesses in Venezuela and in Thailand. As the Chief Operating Officer of the Consumer Latin America North Division, he directed strategic planning, business development, financial management and day-to-day operations, interacting with specialized regional functional and product support areas. In 2003, he joined Florida-based First Southern Bancorp, an institution that provided banking products and services through its First Southern Bank franchise. Mr. Kafka served as First Southern’s Chief Operating Officer and Chief Financial Officer from 2003 to 2010 and as its Chief Investment Officer from 2010 to 2012. From 2012 through the first quarter of 2014, Mr. Kafka was the General Manager for Banesco International Corp., a corporation which offers a wide range of banking, payment solutions and insurance financial services and products.

16	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Information About Executive Officers Who Are Not Directors

Ginoris López-Lay, 50

Executive Vice President and Strategic Management Director

Executive Vice President since March 2010. As Director of Strategic Management and Retail Banking, Ms. López-Lay is responsible for leading the Corporation’s strategic planning process, which includes ensuring the cohesiveness and integration of all business plans as well as corporate initiatives across regions. In addition, she leads all marketing, digital and internal communication teams in Puerto Rico and provides oversight to the Florida and Eastern Caribbean region in terms of branding strategy and marketing investment effectiveness. She also heads the retail banking, small business segment, and digital & electronic banking businesses in Puerto Rico. Ginoris joined First BanCorp in 2006 as Senior Vice- President of the Retail Financial Services Division and established the Strategic Planning Department. Prior to that, she worked at Banco Popular as Senior Vice-President and Manager of the Strategic Planning and Marketing Division from 1996 to 2005. She has served throughout the years in various non-profit organizations in various capacities, including the Center for the New Economy (2001-2018) and comPRometidos (2014), she has also been advisor to various corporations, non-profit organizations and government initiatives, including: Advisor to the Board of Trustees of the Sacred Heart University (2003-2004), Advisory Committee to the Governor for Small Business Financing (2011-2012) and Advisory Board of MMM (2013-2016). Currently, she is a member of the Board of Directors of the Boys & Girls Club (2018) and the Board of Directors for Espacios Abiertos (2018).

Emilio Martinó, 68

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business operations since November 2004. First Senior Vice President of Banco Santander Puerto Rico, a subsidiary of Santander Bancorp, and Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of workout, credit administration, and portfolio assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico, a branch of Chase Manhattan Bank N.A., from 1986 to 1991. Director of the Corporation’s subsidiary First Mortgage, Inc. from October 2009 through December 2014.

T. Michael McDonald, 57

Executive Vice President and Business Group Director

Executive Vice President and Business Group Director since September 2012. Mr. McDonald has a career of more than 31 years in various senior executive roles within the financial services industry including roles within asset management, investment banking and commercial banking. Prior to joining the Corporation, Mr. McDonald served as President and CEO of Popular Securities from 2007 until September 2012 and as Senior Vice President of Corporate Finance and Advisory Services of Banco Popular from 2003 to 2007. Mr. McDonald also served as Co-Head of Investment Banking at Citibank, N.A./Salomon Smith Barney from 1992 to 2003; as Director of Corporate Finance in Shawmut National Corporation in Boston, Massachusetts from 1988 to 1992; and as Corporate Lending Officer—Latin America Division in The Chase Manhattan Bank, N.A in Puerto Rico from 1983 to 1986. Mr. McDonald is a FINRA-registered Series 24 general securities principal and holds the Series 7 securities license.

Lawrence Odell, 70

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 38 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of the Corporation’s subsidiary First Management of Puerto Rico, L.L.C. since March 2009.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	17

Information About Executive Officers Who Are Not Directors

Cassan Pancham, 58

Executive Vice President and Business Group Executive

Executive Vice President of FirstBank since October 2005. Business group executive, overseeing mortgage banking segment, FirstBank Insurance Agency LLC and the Eastern Caribbean Region. Director and President of First Express, Inc., and FirstBank Insurance Agency LLC. Formerly Vice President and General Manager of JP Morgan Chase Eastern Caribbean Region Banking Group from 1999 through October 2002 and held various other management positions in Chase Manhattan Bank Caribbean business units beginning in 1985. Formerly, a Member of the Governing Board of Directors of the Virgin Islands Port Authority from June 2007 and Chairman of the Board from January 2008 through January 2011.

Carlos Power, 57

Executive Vice President and Consumer Lending Business Executive

Executive Vice President of Consumer Lending Business since 2007, responsible for Consumer Banking, Auto/Leasing Finance, Collections, Money Express and the Credit Cards business. Over 30 years of experience at FirstBank in Puerto Rico, which include the following positions: Senior Vice President and Consumer Lending Business Director from 2007 to 2013; Senior Vice President and President of First Federal Finance Corp. DBA Money Express from 2000 to 2007; Vice President of Auto Finance Operations from 1990 to 2000; Accounting Officer in Consumer Lending Business from 1986 to 1989. Director of First Leasing and Rental Corp., First Federal Finance Limited Liability Company, d/b/a Money Express and First Express, Inc.

Nayda Rivera, 45

Executive Vice President and Chief Risk Officer

Executive Vice President since January 2008. Chief Risk Officer since April 2006. Senior Vice President from July 2002 to January 2008. General Auditor from July 2002 through April 2006. Prior to joining the Corporation, she spent 6 years at PricewaterhouseCoopers, LLC auditing public and private companies. Ms. Rivera is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants. She is also a Certified Internal Auditor and is certified in financial forensics. More than 20 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 through January 2006. Director of the Corporation’s subsidiaries FirstBank Overseas Corp. since October 2009. Director of the Corporation’s subsidiary First Mortgage from October 2009 through December 2014. Trustee of the FirstBank Puerto Rico 401k Plan. Director of Fondos Unidos de Puerto Rico Inc. and Juan Domingo en Acción since 2015.

18	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

CORPORATE GOVERNANCE AND RELATED MATTERS

Our Board believes that high standards of corporate governance are an essential component of strengthening our corporate culture and embedding our institutional values in our day-to-day business operations. The Board’s Corporate Governance and Nominating Committee recommends to the Board the adoption of our Corporate Governance Guidelines and Principles to protect and enhance stockholder value and to set forth the principles as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance and Nominating Committee considers developments in corporate governance and, to the extent necessary, recommends to the Board changes to our Corporate Governance Guidelines and Principles.

KEY CORPORATE GOVERNANCE PRACTICES

Director Independence
The Corporation’s Corporate Governance Guidelines and Principles provides that at least a substantial majority of the Board shall be composed of independent directors who meet the requirements for independence established in the Corporation’s Independence Principles for Directors of First BanCorp., which, at a minimum, meet those requirements established by the New York Stock Exchange and the Securities and Exchange Commission. At present, all of our non-employee directors (eight of our nine directors) are independent in accordance with the aforementioned standards. Mr. Alemán is the only employee director and is not considered independent.

Majority Voting in Director Elections
Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting. An incumbent director not elected by the affirmative vote of a majority of the shares represented at the annual meeting must tender his or her resignation to the Board.

Independent Chairman of the Board
We currently have an independent chairman separate from the Chief Executive Officer. The Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate governance guidelines that provide that, if we do not have an independent chairman, the Board must elect a lead independent director.

Board Oversight of Risk Management
The Corporation’s Board has a significant role in risk oversight. The Board performs its risk oversight function directly and through several Board committees, each of which oversees the management of risks that fall within its area or responsibility.

Succession Planning
The Corporate Governance and Nominating Committee annually reviews the Corporation’s talent management and succession plan, which includes succession planning for all executive officer positions, the oversight of talent development, and interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

Director Retirement	The Corporation’s Corporate Governance Guidelines and Principles provide that directors may not stand for election to the Board after age 70, unless otherwise determined by the Board.
Stock Ownership
The Board believes that appropriate stock ownership by directors and executive officers further aligns their interests with those of our stockholders. Directors are expected to own Common Stock having a market value equivalent to at least $150,000 within three years after the director’s initial appointment to the Board. Our CEO is expected to acquire and hold a minimum of Common Stock having a market value equal to three-times the cash portion of his or her annual base salary. Other executive officers are expected to acquire and hold Common Stock having a market value of a minimum of one times the cash portion of his or her annual base salary. As of the date of this Proxy Statement, all of our directors and executive officers are currently in compliance with the guidelines.

Restrictions on Pledging and Hedging Transactions
The Corporation’s directors and executive officers are prohibited from (i) pledging the Corporation’s securities as collateral for loans and (ii) selling the Corporation’s securities “short,” trading in the Corporation’s securities in or through a margin account, or otherwise engaging in hedging transactions or speculative or short-term trading of the Corporation’s securities.

Annual Board and Committee Self-Assessments
The Board and each committee conduct annual self-evaluations to determine whether they are functioning effectively. In addition, Board members perform individual director self and peer assessments, which enables directors to reflect on their own performance and identify areas for improvement.

Executive Sessions of Non-Management Directors	The Corporation’s independent directors hold executive sessions without the Corporation’s management present after each regularly scheduled Board meeting.
Participation on Other Board’s
Prior to accepting an invitation to serve on the board of another company or a not-for-profit organization, a director must notify the Chair of the Corporate Governance and Nominating Committee of his or her interest in accepting any such invitation. The Corporate Governance and Nominating Committee will evaluate and advise the Board whether, by reason of business or competitive considerations, the Committee believes that simultaneous service on the other board may impede the director’s ability to fulfill his or her responsibilities to the Corporation.

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Corporate Governance and Related Matters | General

GENERAL

The following discussion summarizes various corporate governance matters, including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The following policies, procedures and charters are available through our web site at www.1firstbankpr.com, under “Investor Relations — Corporate Governance”: our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee (or the “Compensation Committee”), the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Risk Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors. Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

CODE OF ETHICS

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. The Code applies to each officer of the Corporation or its affiliates having any or all of the responsibilities and/or authority generally held by persons with the following titles, regardless of the officer’s formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board or the Audit Committee may grant waivers from compliance with the Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.1firstbankpr.com. Neither the Board nor the Audit Committee received any requests for waivers under the Code in 2018 or through April 5, 2019.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

INDEPENDENCE OF THE BOARD OF DIRECTORS AND DIRECTOR NOMINEES

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the SEC and our Independence Principles for Directors. Our Corporate Governance Guidelines and Principles require that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporate the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Juan Acosta Reboyras, Luz A. Crespo, Tracey Dedrick, Daniel E. Frye, Robert T. Gormley, John A. Heffern, Roberto R. Herencia and José Menéndez-Cortada are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán, our President and Chief Executive Officer, is not considered to be independent as he is an employee of the Corporation. Our Corporate Governance Guidelines and Principles require that the independent directors conduct regularly scheduled executive sessions at least twice a year. The independent directors generally meet in executive sessions without management present following Board meetings.

BOARD LEADERSHIP STRUCTURE

We currently have an independent Chairman separate from the Chief Executive Officer. The Board believes it is important to maintain flexibility in its board leadership structure and, historically, has had in place different leadership structures, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted and maintains corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

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Corporate Governance and Related Matters | Board Self-Assessment

BOARD SELF-ASSESSMENT

The Board conducts an annual self-assessment aimed at improving its performance. As part of such assessment, each director completes a written questionnaire that is designed to gather recommendations for improving Board effectiveness and solicit feedback on a wide range of issues, including:

•	Board and committee composition, structure and operations;
•	Board dynamics and standards of conduct;
•	adequacy of materials and information provided;
•	communication with management; and
•	Board effectiveness and accountability.

Each of the seven standing Board committees also conducts its own written annual self-assessment, which generally includes issues such as:

•	responsibilities and organization of the committee, including adequacy of its charter;
•	operations of the committee;
•	adequacy of materials and information provided; and
•	assessment of the committee’s performance.

Responses to the Board and committee self-assessments, including written comments, are tabulated. In order to promote openness and transparency, responses are not attributed to individual directors. The Board and committee self-assessment reports are discussed by the Corporate Governance and Nominating Committee. Subsequently, the Chair of the Corporate Governance and Nominating Committee leads a discussion of the self-assessment reports with the full Board, which may then implement any necessary improvements

BOARD’S ROLE IN RISK OVERSIGHT

The Board oversees our enterprise risk management framework through the Risk Committee, Audit Committee, Credit Committee, Asset/Liability Committee, Compliance Committee, and Compensation Committee. Each one of the Board-designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of each committee, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The Risk Committee of the Corporation assists the Board in its oversight of the Corporation’s management of the Corporation’s company-wide risk management framework. The Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing and maintaining an effective risk management framework. The Risk Committee’s duties and responsibilities are further detailed below under the Risk Committee section. The other risk management committees oversee similar risk management frameworks within each of their respective areas of responsibility.

The Board’s role is to oversee the Corporation’s risk management efforts, recognizing that management is responsible for executing our risk management policies. The Board has the ultimate responsibility for defining the Corporation’s risk tolerances. Senior management is responsible for implementing the Corporation’s risk management strategies in such a way as to appropriately limit the risks the Corporation takes and ensure that the Corporation’s employees comply with policies and procedures and all applicable laws and regulations. In performing this function, the Board receives periodic reports from the Board-designated committees and different members of senior management.

DIRECTOR STOCK OWNERSHIP

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), as amended effective February 7, 2013, non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. Directors are expected to achieve the ownership goal within three years after the director’s initial appointment to the Board. The Guidelines are administered by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines. In the event of extenuating circumstances that preclude a director from complying with the Guidelines, such as when the Stock Ownership Guidelines place a severe hardship on the director or the director is precluded from purchasing Common Stock due to trading restrictions imposed by the Corporation, the Corporate Governance and Nominating Committee may waive compliance with the Guidelines for a period of time. As of the date of the filing of this Proxy Statement, all directors are in compliance with the Guidelines.

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Corporate Governance and Related Matters | Communications with the Board

COMMUNICATIONS WITH THE BOARD

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail to lawrence.odell@firstbankpr.com or by telephone at 787-729-8041. Concerns may also be communicated to the Board by calling the Hotline, also known as “Protejo lo de Uno,” at the toll-free telephone number 1-800-780-9526 or by email to thenetwork@firstbankpr.com. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department or the Board. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the entire Board or the Audit Committee, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

BOARD MEETINGS

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met fourteen (14) times during fiscal year 2018. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2018 while such person was a director.

BOARD ATTENDANCE AT ANNUAL MEETINGS

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. All of the then-current eight members of the Board, Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Robert Gormley, John A. Heffern, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada attended the 2018 Annual Meeting of Stockholders. All, except David I. Matson, are present directors and nominees.

BOARD COMMITTEES

The Board has the following seven standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee, the Compliance Committee and the Risk Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created to address a particular subject or matter. These ad-hoc committees are established for a pre-determined period of time, during which they must complete their work. The only current ad-hoc committee is the Strategic Committee. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2018 are set forth below. Each of the current members of the Board participated in at least 75% of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2018 while such person was a member of such committees.

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Corporate Governance and Related Matters | Board Committees

The following table identifies the current members of the standing committees of the Board:

Name of Director	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee	Risk Committee	Audit Committee	Strategic Committee
Juan Acosta Reboyras
Aurelio Alemán
Luz A. Crespo
Tracey Deidrick
Daniel E. Frye
Robert T. Gormley
John A. Heffern
Roberto R. Herencia
David I. Matson
José Menéndez-Cortada
= Member	= Chair

COMPENSATION AND BENEFITS COMMITTEE

The Compensation Committee’s charter provides that the committee is to be composed of a minimum of three directors, all of whom meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the committee meets the applicable independence requirements, including the enhanced independence requirements adopted by the NYSE as a result of the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The committee is responsible for the oversight of our compensation policies and practices, including the evaluation and recommendation to the Board of the salaries and incentive compensation programs for the executive officers and key employees of the Corporation. The committee’s charter describes the following responsibilities and duties of the committee, among others:

•	Review and approve the annual goals and objectives related to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.
•	Evaluate the performance of the CEO and the other executive officers in light of the agreed upon goals and objectives and recommend to the Board for its approval the compensation level of the CEO and the other executive officers based on such evaluation.
•	Annually review and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentive awards (including equity-based incentive plans) of the CEO, the other executive officers and selected senior executives. The CEO may make recommendations regarding his or her compensation but does not participate in establishing and may not be present during voting or deliberations on his or her compensation.
•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.
•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual meeting proxy statement.
•	Periodically review the operation of the Corporation’s overall compensation program for employees and evaluate its effectiveness in promoting stockholder value and company objectives.
•	Select a compensation consultant, legal counsel or other advisor to the committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:
a.	the provision of other services to the Corporation by the compensation consultant, legal counsel or other advisor or their employer;

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Corporate Governance and Related Matters | Compensation and Benefit Committee

b.	the amount of fees paid by the Corporation to the compensation consultant, legal counsel or other advisor or their employer, including as a percentage of the total revenue of the compensation consultant, legal counsel or other advisor or their employer;
c.	the policies and procedures of the compensation consultant, legal counsel or other advisor or their employer that are designed to prevent conflicts of interest;
d.	any business or personal relationship between the compensation consultant, legal counsel or other advisor or their employer with a member of the committee or with an executive officer of the Corporation; and
e.	any stock of the Corporation owned by the compensation consultant, legal counsel or other advisor.
•	Be responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained by the committee.
•	Produce the annual Compensation Committee Report for inclusion in the proxy statement in compliance with the rules and regulations promulgated by the SEC.
•	Oversee the Corporation’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under NYSE rules that, with limited exceptions, stockholders approve equity compensation plans.
•	Carry out such other duties that may be delegated to it by the Board from time to time.

The Compensation Committee met a total of five (5) times during fiscal year 2018.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee’s charter provides that the committee is to be composed of a minimum of three directors, all of whom meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the committee meets the applicable independence requirements.

The responsibilities and duties of the committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.
•	Develop and recommend to the Board the criteria for Board membership.
•	Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination), and recommend to the Board candidates for (i) nomination for election or re-election by the stockholders, and (ii) any Board vacancies that are to be filled by the Board.
•	Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE and our Independence Principles for Directors.
•	As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking into account both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.
•	Recommend to the Board on an annual basis, or as a vacancy occurs, one member of the Board to serve as Chairman (who also may be the chief executive officer).
•	Evaluate and advise the Board whether the committee believes that service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.
•	Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Corporation.
•	Review annually our Insider Trading Policy to ensure continued compliance with applicable legal standards and best practices. In connection with its annual review of the Insider Trading Policy, the committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.
•	Develop, with the assistance of management, programs for director orientation and continuing director education.
•	Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

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Corporate Governance and Related Matters | Corporate Governance and Nominating Committee

•	Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met four (4) times during fiscal year 2018.

Identifying and Evaluating Nominees for Directors

The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the criteria listed below, as well as the extent to which the interplay of the candidate’s attributes with those of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;
•	Diversity of viewpoints, backgrounds, experiences and other demographics; and
•	Business or other relevant experience.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the committee considers diversity in the context of viewpoints, experience, skills, background and other demographics that could assist the Board in light of the Board’s composition at the time. The Board believes in the benefits of having a diverse Board, and sees diversity at the Board level as an essential element in maintaining a competitive advantage. The Board believes that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender and other distinctions between Directors. All Board appointments are made on merit, in the context of the skills, experience, independence and knowledge that the Board as a whole requires to be effective.

The Corporate Governance and Nominating Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146. The committee may use outside consultants to assist it in identifying candidates.

The Corporate Governance and Nominating Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established by the NYSE and in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Succession Planning

The Board recognizes that one of its most important duties is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the CEO and other executive officers. The Board has delegated primary responsibility for succession planning to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee annually reviews the Corporation’s talent management and succession plan. Doing so involves the planning and management of future talent succession plans, matching the organization’s available talent to its future needs and anticipated organizational gaps and developing succession plans for certain identified key positions. The principal components of this plan are: (1) a proposed plan for emergency CEO succession; (2) a proposed plan for CEO succession in the ordinary course of business; and (3) the CEO’s plan for management succession for certain identified key positions. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible candidates within the senior management team.

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Corporate Governance and Related Matters | Asset/Liability Committee

ASSET/LIABILITY COMMITTEE

The Asset/Liability Committee’s charter provides that the committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also includes our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of the Corporation’s asset and liability management policies (the “ALM”) relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, and (v) the use of derivatives. In doing so, the committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s ALM;
•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM; and
•	The evaluation of the adequacy, effectiveness and compliance with the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process.

The Asset/Liability Committee met a total of four (4) times during fiscal year 2018.

CREDIT COMMITTEE

The Credit Committee’s charter provides that this committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also includes our Chief Executive Officer, Chief Lending Officer and a designated business group executive. Each non-employee member of this committee meets the applicable independence requirements.

Under the terms of its charter, the Credit Committee assists the Board in its oversight of the Corporation’s policies related to all aspects of the Corporation’s lending function and credit risk management, hereafter “Credit Management.” The purpose of the committee is to review the quality of the Corporation’s credit portfolio and the trends affecting that portfolio; to oversee the effectiveness and administration of credit-related policies; to approve loans, as required by the lending authorities; and to report to the Board regarding Credit Management.

The Credit Committee met a total of fourteen (14) times during fiscal year 2018.

COMPLIANCE COMMITTEE

The Compliance Committee, which was established by the Board in June 2010, assists the Board of the Corporation and the Bank in fulfilling its responsibility to ensure the Corporation and the Bank comply with actions required by the Fed, the FDIC and/or OCIF to improve the financial condition of the Corporation and/or the Bank (any “Regulatory Actions”).

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of this committee meets the applicable independence requirements.

The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and consider the approval of the action plan and timeline developed by management to comply with Regulatory Actions;
•	Monitor the implementation of the action plans developed to comply with Regulatory Actions and address the issues identified in the most recent examination reports; and
•	Assure that all deliverables pursuant to Regulatory Actions that require Board approval are presented timely to the Boards to comply with the required timeframes established in Regulatory Actions and delivered to the FDIC, OCIF, and Fed in a timely manner.

The Compliance Committee met a total of eight (8) times during fiscal year 2018.

RISK COMMITTEE

The Risk Committee assists the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Risk Committee’s charter provides that this committee shall be composed of at least three directors of the Board, all of whom meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, it states that at least one member will qualify as a “risk management expert” as such term is defined under applicable rules promulgated under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The committee considers the

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Corporate Governance and Related Matters | Risk Committee

experience of the designated member with risk management expertise, including, for example, background in risk management or oversight applicable to the size and complexity of the organization’s activities, attitude toward risk, and leadership capabilities. Each member must have an understanding of risk management and expertise commensurate with the Corporation’s size, complexity and capital structure.

The responsibilities and duties of the Risk Committee include, among others, the following:

•	Review and recommend to the Board the criteria establishing the Corporation’s risk tolerance and risk profile.
•	Review and discuss management’s assessment of the Corporation’s aggregate enterprise-wide profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives.
•	Review and approve the risk management infrastructure and the critical risk management policies adopted by the organization, including the charter of the Corporation’s Executive Risk Management Committee.
•	Oversee the strategies, policies, procedures, and systems established by management (which, in some cases, may be subject to the review and approval by another committee of the Board) to identify, assess, measure, and manage the major risks facing the Corporation, which may include an overview of the Corporation’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, market risk, reputational risk and capital and model risk.
•	Oversee management’s activities with respect to stress testing.
•	Oversee the governance of model risk through periodic review of the Corporation’s model risk profile and model validation schedule, as well as reports covering the results of the validation of key models with discussions of key assumptions as appropriate.
•	Receive reports from management and, if appropriate, other Board committees discussing the Corporation’s policies and procedures regarding the Corporation’s adherence to risk limits and its established risk tolerance and risk profile and selected risk topics as management or the Committee deems appropriate from time to time.
•	Establish guidelines for reporting and escalating risk issues. Discuss the guidelines with management to establish the risk reporting format, required content and frequency of collection and review.
•	Review and discuss with management risk assessments for new products and services.
•	Review and discuss with management significant regulatory reports of the Corporation and its subsidiaries related to the enterprise risks and remediation plans related to such enterprise risks.
•	Review and assess the effectiveness of the Corporation’s enterprise-wide risk assessment processes and recommend improvements, where appropriate, as well as review and address, as appropriate, management’s corrective actions for deficiencies that arise with respect to the effectiveness of such programs.
•	Review and discuss with management compliance with laws and regulations at the corporate and consumer protection level and assess the steps management has taken to minimize any risk in the compliance function, and review and discuss with management the Corporation’s policies with respect to compliance risk.
•	Assess annually the Corporation’s institutional insurance programs.
•	Review periodically the scope and effectiveness of the Corporation’s regulatory compliance policies and programs, including the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of non-compliance.
•	Ensure that the Corporation’s Chief Risk Officer has sufficient stature, authority, and seniority within the Corporation and is independent from individual business units within the Corporation.
•	Review the appointment, performance, and replacement of the Chief Risk Officer, including through annual discussions with management with respect to the Chief Risk officer’s performance evaluations and changes to his/her compensation.
•	As determined by the Committee, meet in separate executive sessions.
•	Oversee the Corporation’s loan review program.
•	Carry out such other duties that may be delegated by the Board from time to time.

The Risk Committee met a total of eleven (11) times during fiscal year 2018.

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Corporate Governance and Related Matters | Audit Committee

AUDIT COMMITTEE

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors, all of whom meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) legal matters; (vi) the application of our related person transaction policy as established by the Board and as discussed below; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual meeting proxy statement by the rules of the SEC.

Each member of the Audit Committee meets the applicable independence requirements and is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. Juan Acosta Reboyras, chairman of the Audit Committee since March 16, 2016, is an audit committee financial expert, as defined by Item 407(d)(5) of Regulation S-K. For a brief description of Mr. Juan Acosta Reboyra’s relevant experience, please refer to “Information With Respect To Nominees Standing For Election As Directors And With Respect To Executive Officers Of The Corporation,” above.

The Audit Committee met a total of seventeen (17) times during fiscal year 2018.

STRATEGIC COMMITTEE

In 2019, the Board reactivated the Strategic Committee, an ad-hoc committee created to assist and advise management with respect to, and monitor and oversee on behalf of the Board, corporate development activities not in the ordinary course of our business and strategic alternatives under consideration from time to time by the Corporation, including, but not limited to, acquisitions, mergers, alliances, joint ventures, divestitures, the capitalization of the Corporation and other similar corporate transactions and considerations.

The Strategic Committee did not meet during fiscal year 2018.

28	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board or the Audit Committee reviews all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock (“principal stockholder”) and any immediate family member of any of the foregoing persons (each, a “related person”) has an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) further addresses the reporting, review and approval or ratification of transactions with related persons. The Policy is not designed to prohibit all related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a related person has a direct or indirect material interest in such transaction or arrangement. A related person’s interest in a transaction or arrangement is deemed to be material to such person unless it is clearly incidental in nature or the Board or Audit Committee determines it is immaterial to such person in accordance with guidelines established by the Policy. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a director, executive officer or principal stockholder or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions or that are considered immaterial for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be taken to the Audit Committee for their review and approval, ratification or rejection.

Any related person who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the general counsel. Additionally, any officer or employee of the Corporation who intends to cause the Corporation to knowingly enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the general counsel. The general counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy by the Board or the Audit Committee, and, upon such determination, must report the material facts respecting the transaction and the related person’s interest in such transaction to the Board or the Audit Committee for review and approval, ratification or rejection. Any related party transaction in which the general counsel has a direct or indirect interest is evaluated directly by the Audit Committee. If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. In addition, the Audit Committee may delegate to the Corporation’s Chief Executive Officer, Chief Risk Officer, and General Counsel, acting collectively, its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

The Audit Committee must notify the Board on a quarterly basis of all related person transactions considered by the Audit Committee. Annually, the Audit Committee (or its delegate) must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then-existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	29

Certain Relationships and Related Person Transactions

In connection with considering a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2018, certain related persons were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2018, the Corporation engaged, in the ordinary course of business, the legal services of Cancio, Nadal, Rivera & Díaz, P.S.C. as one of the Corporation’s corporate and regulatory counsel. Mr. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012, at which time Mr. Odell entered into an Amended and Restated Employment Agreement with the Corporation. Effective February 2018, Cancio, Nadal, Rivera & Díaz, P.S.C acquired the Law Firm’s practice, including its client list. At the time of the acquisition, Mr. Odell’s interest in the Law Firm as a partner was being liquidated by the Law Firm, at which point it was assumed by Cancio, Nadal, Rivera & Díaz, P.S.C. as successor in interest. Cancio, Nadal, Rivera & Díaz, P.S.C. will continue to liquidate Mr. Odell’s partnership interest over an extended period of time. During fiscal year 2018, the Corporation paid $5,897 to the Law Firm and $1,048,780 to Cancio, Nadal, Rivera & Díaz, P.S.C. for its legal services.

30	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the following directors were members of the Compensation Committee: Robert T. Gormley, Roberto R. Herencia, José Menéndez-Cortada, Juan Acosta Reboyras and Luz A. Crespo. During fiscal year 2018, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for their services as members of the Board but not for their services as members of the Board of Directors of the Bank. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán, who was a director during fiscal year 2018, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Compensation Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. The most recent review was conducted by the Compensation Committee with the help of Frederick W. Cook & Co., Inc. in August 2017. Upon the recommendation of the Compensation Committee after review with the help of Frederick W. Cook & Co., Inc., the Board approved changes to the compensation structure for non-management directors, effective September 1, 2017, which the Compensation Committee and the Board believe continue to provide a reasonable basis for compensating non-management directors of the Corporation. Following is a description of the existing compensation structure for non-employee directors:

Each director, other than the non-management Chairman, is paid fees for services as a Director in a total amount equal to $115,000 per year (the “Annual Fee”). The Annual Fee is payable $75,000 in cash (the “Annual Retainer”) and $40,000 in the form of an annual grant of restricted stock (the “Annual Restricted Stock”), awarded in September, under the Corporation’s Omnibus Incentive Plan. The Annual Retainer is payable on a monthly basis over a twelve-month period. The Annual Restricted Stock is subject to a twelve-month vesting period. In addition, the Directors may receive additional compensation in the form of retainers payable on a monthly basis over a twelve-month period depending upon the Board committees on which they serve, as follows:

•	$25,000 additional annual cash retainer for the Chair of the Audit Committee;
•	$25,000 additional annual cash retainer for the Chair of the Credit Committee;
•	$25,000 additional annual cash retainer for the Chair of the Risk Committee;
•	$5,000 additional annual cash retainer for the Chairs of the Compensation, Corporate Governance and Nominating, Asset/Liability and Compliance Committees; and
•	$5,000 additional annual cash retainer for each member of the Audit, Credit, and Risk Committees other than the Chairs of such committees who receive the previously described cash retainers of $25,000.

Non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. New directors are required to achieve the ownership goal within three years after the director’s initial appointment to the Board.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings and performance of other services for the Corporation in their capacities as directors.

The non-management Chairman of the Board received during 2018 total compensation of $1.3 million comprised of the following three components:

•	$400,000, paid in monthly installments, for his services as the non-management Chairman of the Board and Chairman of the Board of Directors of the Bank;
•	$300,000 in a restricted stock grant (the “Chairman Annual Restricted Stock”), paid in September. The Chairman Annual Restricted Stock has a one-year vesting period except with respect to the grant to be made in 2020 and except that vesting accelerates upon a change in control.
•	$600,000 paid in cash on a semi-annual basis ($350,000 paid in March and $250,000 paid in September)
•	Payments compensate for services for the subsequent six months.
•	In the event of termination for cause, or in the event of resignation, the unearned portion would be repaid to the Corporation.
•	In the event of a change in control or other separation event, the unearned portion would become vested.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	31

Compensation of Directors | Director Summary Compensation Table

In connection with the performance of his duties as non-management chairman, Mr. Herencia is entitled to reimbursement for certain expenses, including costs related to health insurance subject to a limitation to be determined based on expected total expenses.

Mr. Herencia has been a critical member of the Board for almost eight years, dating back to the recapitalization of the Corporation in late 2011 when our private equity ownership required that the Board hire an independent chairman that had specialized expertise. Mr. Herencia’ s significant time investment, expertise in turnaround situations and coordination with regulators have added significant value to our Board and the Corporation. His vast experience in the financial industry has been critical to the identification and attraction of both the managerial talent and Board members who currently serve the Corporation. His extensive knowledge of both Puerto Rico and U.S. banking markets, as both an executive and director, singles him out as a uniquely qualified director in the Puerto Rico Market. He has extensive knowledge about our customers and competitors, as well as the complexities of regulatory compliance and the risk management environment. The Corporation relies heavily on Mr. Herencia’s knowledge, skills, relationships and Board leadership.

In September 2017, following the reduction in ownership positions of major institutional shareholders which acquired corporate common stock in the Corporation’s capital raise in 2011 and taking into account proxy advisory analysis on director pay levels, the Board decided to ask Mr. Herencia to stand for reelection and enter into a new compensation arrangement for the following three years at a reduced compensation level, which compensation arrangement was approved effective April 2018 (subject to his re-election by the stockholders at the annual meeting of stockholders for each of the covered twelve-month periods). As a result, Mr. Herencia’s annual compensation as the non-management Chairman will gradually reduce until reaching a total compensation of $850,000 in 2020 as illustrated in the table below. While the level of pay is still above market, the Board feels this is more than justified given the benefits of the skill set and expertise provided by Mr. Herencia at a still critical time for the Corporation.

Chairman of the Board	Year	Cash Retainer ($)	Cash Incentive ($)	Restricted Stock Grant ($)	Total Compensation ($)
Roberto Herencia	2020	$400,000	$350,000	$100,000	$850,000
	2019	400,000	450,000	200,000	1,050,000
	2018	400,000	600,000	300,000	1,300,000

Mr. Herencia’s compensation reflects his duties and responsibilities as non-management Chairman of the Board, he does not receive any additional compensation for his duties and responsibilities as chairman or member of any of the Corporation’s Board committees. The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2018:

DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(b)	Total ($)
Juan Acosta Reboyras	$103,749	$39,997	—	—	—	$171	$143,917
Luz A. Crespo	81,249	39,997	—	—	—	171	121,417
Daniel E. Frye(c)	31,250	39,997	—	—	—	—	71,247
Robert T. Gormley	108,750	39,997	—	—	—	171	148,918
John A. Heffern	86,250	39,997	—	—	—	171	126,418
Roberto R. Herencia	1,000,000	300,000	—	—	—	4,171	1,304,171
David I. Matson	110,001	39,997	—	—	—	171	150,169
José Menéndez-Cortada	84,999	39,997	—	—	—	171	125,167
(a)	Represents restricted stock grants during fiscal year 2018. The restricted stock awards were made effective as of the following dates: (i) the Annual Restricted Stock awards to Mr. Acosta Reboyras, Mrs. Crespo, Mr. Frye, Mr. Gormley, Mr. Heffern, Mr. Matson and Mr. Menéndez-Cortada on September 19, 2018, and (ii) the Chairman Annual Restricted Stock awarded to Mr. Herencia on September 30, 2018. As of December 31, 2018, our non-executive directors owned the following shares of restricted stock: Mr. Acosta Reboyras, 10,500; Mrs. Crespo, 9,793; Mr. Gormley, 10,664; Mr. Heffern, 4,640; Mr. Herencia, 38,991; Mr. Matson, 10,664; Mr. Frye, 4,640; and Mr. Menéndez-Cortada, 10,664.

32	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation of Directors | Director Summary Compensation Table

(b)	Includes the amount of the life insurance policy premium paid by the Corporation for the benefit of the non-management directors. In addition, with respect to Mr. Herencia, includes $4,000 relating to the reimbursement of health insurance coverage premiums paid by Mr. Herencia for himself and his dependents.
(c)	On August 29, 2018, the Board of the Corporation determined to elect Daniel E. Frye to serve as an independent member of the Corporation’s Board.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	33

PROPOSAL NO. 2—NON-BINDING APPROVAL OF COMPENSATION OF
NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and SEC regulations require a separate, non-binding stockholders “say on pay” vote to approve the compensation of our NEOs. At the annual meeting of stockholders held in 2018, a majority of our stockholders voted in favor of holding the “say on pay” vote every year. The compensation paid to our NEOs and the Corporation’s overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” section and the tabular and narrative disclosure in this Proxy Statement. The Compensation Committee continually monitors the executive compensation program, as well as general economic, regulatory and legislative developments affecting executive compensation.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the NEOs’ compensation disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and narrative included in this Proxy Statement for the 2019 Annual Meeting of Stockholders.

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

The approval of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter. At our annual stockholder’s meeting held in May 2018, the vast majority of the Corporation’s voting stockholders (93.53% of shares voted) expressed support for our executive compensation policies and procedures. The Board and the Compensation Committee considered this approval rate in making the 2018 pay decisions for the NEOs. We provide our stockholders the opportunity to vote on the compensation of our NEOs every year. The Corporation expects that the next advisory vote on executive compensation will be at the 2020 Annual Meeting of Stockholders.

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors Unanimously Recommends a Vote “FOR” the Approval of the Named Executive Officers’ Compensation Disclosed in this Proxy Statement.

34	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

EXECUTIVE COMPENSATION DISCLOSURE
COMPENSATION DISCUSSION & ANALYSIS (CD&A)

In this section, we describe the key features of the Corporation’s executive compensation program and the factors that we considered in making 2018 compensation decisions regarding our NEOs. For 2018, the Corporation’s NEOs were:

2018 NEOs	Title
Aurelio Alemán	President & Chief Executive Officer (“CEO”)
Orlando Berges	Executive Vice President, Chief Financial Officer (“CFO”)
Calixto García-Vélez	Executive Vice President and Florida Region Executive
Nayda Rivera	Executive Vice President and Chief Risk Officer
Donald Kafka	Executive Vice President and Chief Operating Officer

The Corporation reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). A reconciliation of the GAAP to non-GAAP financial measures referred to below is provided in Appendix A to this Proxy Statement. This discussion includes statements regarding financial and operating performance targets in the specific context of the Corporation’s executive compensation program. Stockholders should not read these statements in any other context.

EXECUTIVE COMPENSATION PROGRAM

As part of the process of the Corporation’s emergence from the United States Department of the Treasury’s Capital Purchase Program Troubled Asset Relief Program (“TARP”), the Corporation considered information from a variety of sources (including proxy advisors, governance advocates and peer company proxies) and worked with its independent compensation consultant to develop and implement a new, market-aligned executive compensation program, designed with a significant emphasis on performance-based pay. This program closely aligns with market best practices, rewards pay-for-performance and further aligns the interests of the Corporation’s NEOs with those of our stockholders. This CD&A discusses the new executive compensation program, which was fully in place for fiscal 2018.

This narrative also provides information about the compensation decisions made in 2018, which are part of the transition to the current emphasis on performance-based pay. Specifically, in making executive compensation decisions for the first half of 2018, the Compensation Committee considered the compensation restrictions imposed on the Corporation as a result of its participation in TARP, such as (i) the absence of cash incentive payment awards made to NEOs during the eight years and five months during which the Corporation was subject to TARP and (ii) the large forfeitures of long-term incentive awards by executives of approximately 2.1 million shares or $9.8 million in value, which resulted at the time of the repayment of the TARP-related U.S. investment in 2017.

Compensation Philosophy & Guiding Principles

The Corporation’s executive compensation program has a performance-oriented focus — it is designed to support corporate strategic goals, including improved profitability and stockholder value appreciation.

☑	Performance-Driven
Executive compensation must, to a large extent, be at risk, so that the amount earned is directly tied to the achievement of rigorous corporate, business unit and individual performance objectives that drive long-term value creation.

☑	Stockholder-Aligned	Executives should be compensated through compensation elements (base salaries, and short- and long-term incentives) designed to enhance stockholder value.
☑	Competitively-Positioned
Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that the Corporation employs the best executives to continue its success.

☑	Responsibly-Governed	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	35

Compensation Discussion & Analysis (CD&A) | Executive Compensation Program

Summary of Program Elements

The executive compensation program is supported by the following principal elements of compensation:

Pay Element	How Its Paid	Purpose
Base Salary(a)	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable us to attract and retain critical executive talent
Short-term Incentives	Cash (Variable)
Reward executives for delivering on annual corporate profitability, asset quality and risk management objectives that contribute to stockholder value creation and provide line-of-sight through individual scorecards and assessments of leadership and core competencies

Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive stockholder value creation and support the Corporation’s leadership stability objectives
(a)	As part of the executive compensation structure and transition from TARP, the payment of a portion of an executive’s salary in stock (“Salary Stock”) was phased out during 2018. Specifically, Salary Stock was paid through June 30, 2018, after which salary was only paid in cash.

Target Total Direct Compensation Mix

Our compensation program ensures that there is an appropriate mix of pay based on performance, driving our business strategy, creating long-term stockholder value and supporting leadership stability objectives. The program also addresses compensation risk by using a combination of financial results including credit quality, strategic accomplishments and a demonstration of leadership and other core competencies.

Short-Term Incentive	100%	Cash Based on balanced scorecard of key financial, strategic and operational results and, individual goals and competencies
Long-Term Incentive	60%	Performance Shares Based on achievement of a targeted level of tangible book value at the end of a three-year performance period
	40%	Time-Vested Restricted Stock Vesting of shares in 50% increments on the second and third anniversaries of the grant date

The charts presented below illustrate the shift in pay mix as a result of the Corporation’s emergence from the TARP restrictions to a more performance-based program by reviewing the target total direct compensation of our CEO and other NEOs by each compensation component. Compensation was fixed or vested based on service during the period in which the Corporation was subject to the compensation-related restrictions under TARP. Once the Corporation was no longer subject to these restrictions, the Corporation approved a new compensation program effective on July 1, 2017. During our transition period (July 1, 2017 to June 30, 2018):

•	Salary Stock payments ceased effective on June 30, 2018; and
•	A transition award was granted to the NEOs that vested on a quarterly basis throughout a one-year period (July 1, 2017 through June 30, 2018), contingent on the executive’s being employed at the Corporation on each quarterly payment date.

After the elimination of Salary Stock and the full vesting of the transition award, the percentage of total direct compensation of our CEO and other NEOs that is dependent upon achievement of performance goals (“at risk”) will be 66% and 50%, respectively.

36	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | Executive Compensation Program

Best Compensation Governance Practices and Policies

The following practices and policies, which we believe are in the best interests of our stockholders and NEOs, are also embedded in our program to promote sound compensation governance:

☑	Link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability.
☑	Employ a variety of performance metrics to deter excessive risk-taking by eliminating any incentive based on a single performance goal.
☑	Build in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance or leading indicators of future financial results.
☑	Use equity incentives to promote total return to stockholders, long-term performance and executive retention.
☑	Clawback all performance-based variable pay from an executive officer determined to have engaged in intentional fraud or gross misconduct or who was otherwise directly or indirectly responsible for a financial restatement.
☑	Conduct annual incentive risk reviews to ensure that our compensation programs do not promote imprudent behaviors or excessive risk-taking.
☑	Engage an independent compensation consultant who advises and reports directly to the Compensation Committee.
☑	Prohibit hedging and pledging of the Corporation’s securities.
☑	Require meaningful stock ownership by our executive officers. Our CEO and other NEOs must own Common Stock having a value equal to three times and one time their base salaries, respectively, for as long as they are employed by the Corporation.

For details about the Compensation Committee’s decisions based on 2018 performance, please refer to “The 2018 Executive Compensation Program in Detail”, starting on page 41 of this CD&A.

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Compensation Discussion & Analysis (CD&A) | 2018 Business Overview / Impact on Executive Compensation

2018 BUSINESS OVERVIEW / IMPACT ON EXECUTIVE COMPENSATION

Performance At-A-Glance

The Corporation achieved strong results along multiple fronts in 2018, notwithstanding the challenging fiscal and economic situation in its main market of Puerto Rico. During 2018, the Corporation’s leadership team remained focused on successfully executing the Corporation’s business plan and completing key strategic initiatives to continue improving the Corporation’s operational performance towards sustainable profitability and improved stockholders’ returns. During 2018, the Corporation strengthened its leadership position in the Puerto Rico market despite the Island’s prolonged economic recession, the heightened regulatory requirements facing the financial services industry in general and the unprecedented destruction and disruption caused by hurricanes Irma and Maria in September 2017.

Some of the Corporation’s key corporate accomplishments during 2018 included the following:

✔	Reported overall net income of $201.6 million or $0.92 per diluted share; adjusted for special items not reflective of core operating performance, net income for 2018 was $137.1 million or $0.62 per diluted share (a 27% increase when compared to adjusted net income for 2017)
✔	Achieved non-GAAP pre-tax pre-provision net income* of $250 million during 2018, a 15% increase when compared to 2017 ($217.8 million), exceeding 2018 target by $26 million
✔	Improved non-performing assets (“NPA”) to 3.81% of total assets from 5.31%, the lowest NPA ratio recorded over the last 10 years
✔	Based on a sustained track record of profitability, recognized a net income tax net benefit of $53.3 million, primarily driven by a recapture from its deferred tax asset valuation allowance
✔	Continued to grow our capital base; at year end, our total capital, common equity Tier 1 capital, Tier 1 capital, and leverage ratios were 24.00%, 20.30%, 20.71%, and 15.37%, respectively and our tangible common equity ratio reached 16.14%
✔	Increased net interest margin to 4.55% from 4.36% in 2017
✔	Increased deposits (net of brokered and government deposits) across all regions by $409.5 million to $7.39 billion
✔	Core deposits grew by $567 million; year-over-year, or 7.2%
✔	Reduced brokered certificate of deposits by $594.9 million to $556.6 million
✔	Increased non-interest bearing deposit ratio to 26.6% from 20.3% in 2017
✔	Total loan originations of $2.56 billion, mainly driven by increases in loan production in the Florida region as well as higher originations in the Puerto Rico consumer segment, offset by lower loan originations in the Eastern Caribbean region, planned reductions in residential mortgages and the sale of non-performing assets
✔	Executed on key capital projects included in the IT Strategic Plan
✔	Received FED approval to reinstate quarterly cash dividends for the first time since June 2009
✔	Continued to receive FED approval to make interest and dividend payments on the Trust Preferred Securities (TRUPs) and Series A through E Preferred Stock, respectively
✔	Completed a repurchase of $23.8 million of TRUPs at a discount, including accrued and unpaid interest, resulting in a non-recurring gain of $2.3 million
✔	Active engagement with investor community through increased participation in non-deal roadshows and analyst conferences

38	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | 2018 Business Overview / Impact on Executive Compensation

Following are certain operational results achieved during 2018, which include non-GAAP financial metrics that exclude the effect of certain extraordinary or nonrecurring items in order to help investors to better assess the Corporation’s year-over-year operational results:

Key Financial Data	2017	2017 Adjusted*	2018	2018 Adjusted*
Non-GAAP Pre-tax, Pre-provision Net Income	$217.8M	N/A	$250.00M	N/A
Net Income	$66.9M	$107.9M	$201.69M	$137.1M
Return on Average Assets (ROAA)	0.56%	0.90%	1.65%	1.12%
Return on Average Equity (ROAE)	3.63%	5.85%	10.64%	7.24%
Efficiency Ratio	62.77%	N/A	58.88%	N/A
Total Capital	22.53%	N/A	24.00%	N/A
Tier 1 Capital	18.97%	N/A	20.71%	N/A
Non-GAAP Tangible Book Value	$8.28	N/A	$9.07	N/A
*	See Appendix A for a reconciliation of this non-GAAP financial measure as well as other non-GAAP financial measures discussed in this Proxy Statement.

Total Shareholder Return

The chart below depicts the hypothetical gain or loss on a $100 investment from 1/1/2018 to 1/1/2019 for the Corporation (“FBP”), POPULAR, Inc. (“BPOP”) and OFG Bancorp (“OFG”). The table also provides a comparison to SNL U.S. Financial Institutions, which is primarily comprised of financial institutions in the contiguous United States.

Despite economic and regulatory challenges, the Corporation had solid adjusted operating results in 2018 that represented improvement over the prior year and ended the year with the highest capital ratios at that time among Puerto Rico publicly-traded banks and in the top decile of U.S. peers. We believe that our stock price increase of 34.2% through the first quarter of 2019 represents confidence in the Corporation’s ability to perform and grow value for our stockholders.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	39

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

WHAT GUIDES OUR PROGRAM

Our Decision-Making Process

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Corporation’s executive compensation program throughout the year.

Details of the Compensation Committee’s authority and responsibilities are specified in the Committee’s charter, which was most recently amended on February 6, 2019. The charter is available on the Corporation’s website at https://www.1firstbank.com/pr/en/help-center/investor-relations.

The Role of the Compensation Committee

The Compensation Committee typically reviews and makes compensation recommendations to the independent Board members for the CEO, the other NEOs, and other selected senior executives in the first quarter of each year based on an evaluation of compensation paid by peers and the Corporation’s performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers the CEO’s recommendations and makes final recommendations to the non-management members of the Board. In making its recommendations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of each executive as it relates to the accomplishment of the goals and performance objectives set forth for each executive for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

The Role of CEO

The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Compensation Committee and the non-management members of the Board. The Compensation Committee, with input from its independent compensation consultant, discusses the elements of the CEO’s compensation in executive session and makes a recommendation to all of the non-management members of the Board for discussion and final approval. The CEO, with input from the Compensation Committee’s independent compensation consultant, assists in setting compensation for the other NEOs.

The Role of the Independent Consultant

The role of the outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive and director compensation reviews, including market competition assessments, and develop executive and director compensation recommendations for the Compensation Committee’s consideration. The compensation consultant communicates directly and is available to participate in executive sessions with the Compensation Committee. In that regard, a representative of the executive compensation consultant attends selected meetings of the Compensation Committee during which the representative assists the Compensation Committee in making specific executive compensation decisions. Pearl Meyer has been the Compensation Committee’s executive compensation consultant since February 2013. Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Corporation. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Corporation by Pearl Meyer; (ii) the amount of fees paid by the Corporation to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Corporation; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Corporation owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflict of interest.

40	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | What Guides Our Program

The Role of Peer Companies

The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executives in similar positions at peer companies. For purposes of setting 2018 compensation levels, consistent with the recommendation of Pearl Meyer, the Compensation Committee took into account publicly-available data from industry compensation surveys and proxy statements from the group of peer companies listed below. Industry survey data was collected from banking surveys for institutions with an asset size of approximately $10.0 billion to $25.0 billion. Additionally, data was compiled from proxy statements for publicly-traded commercial banks with assets generally between approximately $9.6 billion and $21.5 billion; however, three banks outside this asset range (smaller or larger) were included because they are known competitors for executive talent (Popular, Inc., OFG Bancorp and BankUnited, Inc.)

Peer Companies
Ameris Bancorp, ABCB	OFG Bancorp, OFG
BancorpSouth Bank, BXS	Old National Bancorp, ONB
BankUnited, Inc., BKU	Popular Inc., BPOP
Berkshire Hills Bancorp, Inc., BHLB	Renasant Corporation, RNST
CenterState Bank Corporation, CSFL	South State Corporation, SSB
Community Bank System, Inc., CBU	TowneBank, TOWN
First Financial Bancorp., FFBC	Trustmark Corporation, TRMK
First Merchants Corporation, FRME	Union Bankshares Corporation, UBSH
First Midwest Bancorp, Inc., FMBI	United Bankshares, Inc., UBSI
Fulton Financial Corporation, FULT	United Community Banks, Inc., UCBI
Heartland Financial USA, Inc., HTLF	WesBanco, Inc., WSBC
NBT Bancorp Inc., NBTB

It is important to note that this market data was not the sole determinant in setting executive pay levels. The Compensation Committee also considers corporate and individual performance, the nature of an individual’s role within the Corporation, as well as his or her experience and contributions, when making its compensation-related decisions.

THE 2018 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

Base salary is designed to reward an individual’s performance and level of experience in his/her role. In setting base salary amounts, the Compensation Committee takes into consideration the experience, skills, knowledge and responsibilities required of each of the NEOs and balances this assessment with marketplace salary data to ensure that the NEOs’ base salary levels are competitive with those of comparable executive officers in peer group companies. Base salaries also reflect the individual’s achievement of pre-determined goals and objectives, and the Corporation’s performance. No adjustments were made to the NEOs’ base cash salaries in 2018.

Short-Term Incentives

The short-term incentive program rewards executives for key financial, strategic and operational results, and individual goals and competencies. The program uses a balanced scorecard approach which enables us to tailor the weightings for various performance metrics to an executive’s role and scope of responsibility. This approach also reduces compensation risk by using a complementary set of measures, both financial and qualitative, to encourage performance over both a short- and long-term horizon. The program includes a clawback provision pursuant to which the Corporation may recoup from an executive officer previously awarded incentive payments based on financial statements that were later restated as a result of material non-compliance with any financial reporting requirements if the executive officer engaged in intentional fraud or gross misconduct or was otherwise directly or indirectly responsible for the restatement.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	41

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

The following table reflects the NEOs’ short-term incentive opportunity at target-level performance as a percentage of base cash salary.

	Aurelio Alemán (%)	Orlando Berges (%)	Calixto García-Vélez (%)	Nayda Rivera (%)	Donald Kafka (%)
Corporate Profitability
Adjusted Net Income	20.0%	10.0%	7.5%	7.5%	10.0%
Pretax, Pre-Provision Net Income	20.0	10.0	7.5	7.5	10.0
Asset Quality & Risk Management
Non-Performing Asset Ratio	12.0	5.0	5.0	5.0	5.0
Classified Asset Ratio	12.0	5.0	5.0	5.0	5.0
Individual Performance	16.0	20.0	25.0	25.0	20.0
Total Target Incentive Opportunity as a percent of Cash Base Salary	80.0	50.0	50.0	50.0	50.0

The balanced scorecard measures corporate results through profitability, asset quality and risk management performance metrics. The balanced scorecard also measures individual performance through quantitative, milestone-based goals and an assessment of the executives’ leadership and core competencies. NEOs may earn 50% of their target opportunity for threshold-level performance (80% performance) and up to 150% of their target opportunity for superior-level performance (up to 120% performance). Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid for results on a particular performance metric if actual results are below threshold.

Corporate Results. Consistent with the extraordinary event definition included in the short-term incentive program, the Compensation Committee has the ability to approve adjustments to take into account certain extraordinary or nonrecurring items that impacted the Corporation’s operations and results during 2018. The financial results for the year 2018 include significant items that the Compensation Committee believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts. See Appendix A, table titled “Non-GAAP Adjusted Net Income and Adjusted Return on Average Assets and Adjusted Return on Average Equity for the year ended December 31, 2018” which reconciles for the year ended December 31, 2018 the Corporation’s reported net income to adjusted net income.

Using this approach, the table below provides the percentage of achievement on the following corporate metrics:

Performance Metric	Target	Actual	% Achievement
Corporate Profitability
Adjusted Net Income	$92.8 million	$137.1 million	148%
Pre-tax, Pre-Provision Net Income	$224.0 million	$250.0 million	112%
Asset Quality & Risk Management
Non-Performing Asset Ratio	4.31%	3.81%	112%
Classified Asset Ratio	37.30%	33.10%	111%

42	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

Individual Performance. The individual performance component of the NEOs is based on the achievement of a combination of predetermined quantitative and qualitative milestone-based goals and the ability to lead the Corporation in their particular roles and expertise. The following considerations were taken into account by the Committee in determining each NEOs achievement of the individual performance component of the short-term incentive award:

NEO	Individual Performance Highlights
Aurelio Alemán President & CEO 18.8% of Base Cash Salary	Main Goals:
	•	Achieve financial performance targets and improve core Bank profitability, amid the impact of Puerto Rico’s fiscal and economic situations.
	•	Execute core deposit strategy towards increasing market share.
	•	Execute loan growth strategy for selected segments.
	•	Reduce NPAs and Classified Assets and improve asset quality.
	•	Enhance relations with external stakeholders, including stockholders.
	•	Set strategic direction from an innovation and technology perspective in order to close technology gaps.
	•	Set strategic direction to gain market share and improve brand recognition through product enhancements, digital strategies, service initiatives, among others.
	•	Continue strengthening talent management and promote employee engagement.
	•	Execute initiatives delineated in the Capital Plan.
Considerations:
•
Under the CEO’s leadership, the Corporation achieved several landmarks, most notably the reinstatement of quarterly cash dividend on the Corporation’s common stock, increase core deposits and continuous improvement in financial performance and asset quality metrics.

•
Despite the recurring fiscal challenges and hurricane María financial impact in Puerto Rico, the CEO delivered solid business results. Achieved profitability and other financial performance metrics targets, strengthened the Bank’s core deposits, while reducing brokered deposits, and increased non-interest bearing deposit ratio.

	•	Strengthened the Corporation’s investors’ base by attracting a higher mix of institutional investors, owning approximately 80% of the Corporation’s shares.
•
Successfully deployed various initiatives geared towards strengthening the Corporation’s brand and integration with the communities it serves, including celebrating the Corporation’s 70th anniversary and 25th anniversary as a listed company on the New York Stock Exchange, and launched 1EXITO, a community effort in partnership with INPRENDE focused on small business development.

•
Spearheaded efforts to strategically deployed image, branding, product and service initiatives that contributed to significantly strengthening the Corporation’s brand, image, attributes, customer share and satisfaction.

	•	Executed on the Corporation’s NPA reduction plan, which materially improved the asset quality profile.
	•	Strengthened the Corporation’s talent bench and succession planning strategy.
•
Led efforts to continue improving the Corporation’s technology and innovation offerings to strengthen the Corporation’s innovation equity and improve overall efficiency, such as expanded the Bank’s ATM network (including ATM’s with RDC capability) and launched digital mortgage origination platform.

	•	Approved and monitored implementation of the Corporation’s Talent Management Program.
	•	Remediated the material weakness identified by the Corporation’s former independent auditors.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	43

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

NEO	Individual Performance Highlights
Orlando Berges EVP, CFO 22.0% of Base Cash Salary	Main Goals:
	•	Manage the Corporation’s finances, including financial planning, management of financial risks, record-keeping, and financial reporting.
	•	Support business growth.
	•	Continue cost savings and process optimization initiatives.
	•	Manage and maintain adequate liquidity and capital position.
	•	Oversee the effective and efficient execution of technology initiatives to support financial reporting processes.
Considerations:
	•	Strategically reduced brokered CD balance by $685.3 million.
	•	Contributed to the Corporation’s achievement of critical capital plan and regulatory milestones.
	•	Contributed to the decrease in NPAs and improving asset quality overall.
	•	Led revenue enhancing initiatives.
	•	Progress on Regional Operational & Governance Integration Plan.
	•	Participated in outreach to external stakeholders, including regulators, investors and bank analysts.
	•	Supported the successful implementation of various IT related projects.
Calixto García-Vélez EVP and Florida Region Executive 22.5% of Base Cash Salary	Main Goals:
	•	Oversee the Florida region operations.
	•	Reduce NPAs, improve core Bank profitability, execute core deposit strategy, and execute loan growth strategy in the Florida region.
	•	Oversee the effective and efficient execution of the various technology initiatives to support the various business directed by the executive.
	•	Support the Bank with its Regional Integration Plan.
Considerations:
	•	Continued to enhance the Bank’s Florida franchise, achieving significant growth in the loan portfolio to $1.83 billion.
	•	Achieved continued growth in loan originations, reaching over $600 million in loan originations.
	•	Achieved continued growth in the region’s demand deposit account balance reaching $275.3 million.
	•	Increased non-interest-bearing ratio to 14.93%.
	•	Supported the successful implementation of various IT related projects in the Florida region as well as launched enhanced deposit accounts and ancillary deposit products.
	•	Expanded the Region’s ATM network through a strategic partnership with the largest grocery chain in South Florida.
	•	Participated in the decision-making process for all credit facilities across regions through his role in the Bank’s Credit Committee.

44	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

NEO	Individual Performance Highlights
Nayda Rivera EVP and Chief Risk Officer 29.4% of Base Cash Salary	Main Goals:
•
Maintain strong enterprise risk management and corporate governance practices; including risks identification, monitoring, control and reporting. Oversee management of credit risk, risk appetite and risk tolerance levels.

	•	Direct the Corporation’s special assets group.
	•	Manage the Corporation’s plan to reduce NPAs and classified assets and improve asset quality.
	•	Lead actions plans to comply with regulatory requirements.
	•	Manage and enhance the Corporation’s compliance, model validation, and credit risk programs.
	•	Support technology efforts to strengthen the Corporation’s risk management framework.
	•	Manage operational risk as the Corporation transforms technology and operational processes with new technology systems.
Considerations:
	•	Managed the decrease in NPAs by $183.5 million and the improvements in the ratio of NPAs to Total Assets to 3.81%, compared to 5.31% in 2017.
	•	Reviewed corporate policies and monitored risk appetite metrics to maintain the safety and soundness of the Corporation and keep risks within the Corporation’s risk appetite level.
	•	Contributed to the Corporation’s achievement of critical capital plan and regulatory milestones.
	•	Managed multiple regulatory examinations throughout the year.
	•	Supported the successful implementation of various IT related projects including the new platforms and processes required to implement changes in regulations.
	•	Achieved Risk Management financial budget and managed human capital to retain the talent required to manage the Corporation’s Risk Management program in a challenging and competitive environment.
Donald Kafka EVP and Chief Operating Officer 20.5% of Base Cash Salary	Main Goals:
	•	Oversee Corporation’s talent management efforts and manage the Corporation’s regional integration strategy.
	•	Manage the effective and efficient execution of the various technology initiatives to support the Corporation’s growth and improve overall efficiency.
	•	Improve corporate profitability under areas of responsibility.
Considerations:
	•	Execution of the Corporation’s Regional Operational & Governance Integration Plan.
	•	Completed yearly update of IT Strategic Plan.
	•	Closed 50% of Identified Talent Gaps.
	•	Supported the successful implementation of various IT related projects.
	•	Monitored and approved implementation of Employee Engagement Plan.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	45

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

The table below indicates the short-term cash incentive granted to the NEOs by the Committee, as a percentage of base cash salary, related to the achievements as described in the relevant sections above under Corporate Results and Individual Performance:

	Aurelio Alemán	Orlando Berges	Calixto García-Vélez	Nayda Rivera	Donald Kafka
Corporate Profitability
Adjusted Net Income	30.0%	15.0%	11.3%	11.3%	15.0%
Pretax, Pre-Provision Net Income	25.8%	12.9%	9.7%	9.7%	12.9%
Asset Quality & Risk Management
Non-Performing Asset Ratio	15.5%	6.5%	6.5%	6.5%	6.5%
Classified Asset Ratio	13.5%	5.6%	5.6%	5.6%	5.6%
Individual Performance	18.8%	22.0%	22.5%	29.4%	20.5%
Total % Base Salary Achieved	103.6%	62.0%	55.5%	62.4%	60.5%
Total Annual $ Amount Achieved	$993,631	$371,929	$305,321	$296,342	$332,685
% of Achievement vs. Target	129.5%	124.0%	111.0%	124.8%	121.0%

Long-Term Equity Incentives

Starting in 2018, the NEOs participate in a newly-designed long-term incentive program that provides a variable pay opportunity through a combination of performance shares and restricted stock. The program is designed to reinforce the long-term alignment of the Corporation’s executives with the interests of our stockholders. Performance shares are intended to strengthen our pay-for-performance philosophy while time-vested restricted stock is granted to promote share ownership and support our leadership stability objectives.

Awards are made under the First BanCorp. Omnibus Incentive Plan, as amended. The aggregate value of the NEOs’ performance shares and restricted stock is determined based on an assessment of their individual goal achievement for the prior year.

The following table reflects each of the NEOs long-term incentive opportunity at target-level performance as a percentage of base cash salary for 2018:

	Target Incentive Opportunity
Named Executive Officer	Restricted Stock (%)	Performance Shares (%)	Total Target (%)
Aurelio Alemán	46.0%	69.0%	115.0%
Orlando Berges	18.0	27.0	45.0
Calixto García-Vélez	16.0	24.0	40.0
Nayda Rivera	24.0	36.0	60.0
Donald Kafka	20.0	30.0	50.0

NEOs may earn 25% of their target opportunity for threshold-level performance (75% performance) and up to 150% of their target opportunity for superior-level performance (up to 125% performance). Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid with respect to a particular performance metric if actual results are below threshold.

Once the annual award value is determined, awards are granted in the following proportions:

•	60% in performance-based shares, which vest based on the achievement of a pre-established tangible book value goal at the end of a three-year performance period. Participants may earn zero to 100% of their targeted award. For the 2018 grant, the performance period is January 1, 2018 through December 31, 2020.
•	40% in time-vested restricted stock, which vests on the second and third anniversaries of the grant date.

46	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

On March 21, 2018, the Compensation Committee granted the following long-term incentive awards of performance-based shares and time-vested restricted stock to the NEOs:

	Restricted Stock		Performance Shares		Total Grant Date Fair Value
Named Executive Officer	% of Base Cash Salary	$ Value	% of Base Cash Salary	$ Value	% of Base Cash Salary	$ Value
Aurelio Alemán	46.0%	$441,143	69.00%	$661,702	115.0%	$1,102,845
Orlando Berges	17.9	107,320	26.83	160,974	44.7	268,294
Calixto García-Vélez	15.2	83,563	22.79	125,347	38.0	208,910
Nayda Rivera	24.4	116,051	36.65	174,076	61.1	290,127
Donald Kafka	20.4	112,308	30.63	168,465	51.0	280,773

One-Time, Cash Award

As described in last year’s proxy, to recognize the significance of the emergence from TARP and help facilitate a smooth transition to the new executive compensation program, as well as support our leadership stability objectives, on July 1, 2017, the Committee approved a one-time, cash award to four of the NEOs. The award was granted in cash and was paid quarterly over a one-year period through June 30, 2018, provided that the executive remained employed by the Corporation on the corresponding payment date. As this is not a part of the Corporation’s ongoing executive compensation program, the transition award concluded with the 2018 payments. Total payments made to our NEOs in 2017 and 2018 under this one-time award are reflected in the following table.

Named Executive Officer	Year	Award Value ($)
Aurelio Alemán	2018	$407,575
	2017	407,575
Orlando Berges	2018	150,000
	2017	150,000
Calixto García-Vélez	2018	90,750
	2017	90,750
Nayda Rivera	2018	95,000
	2017	95,000

2019 Compensation Decisions

The Compensation Committee determined that the NEOs’ base cash salary levels for fiscal 2019 would remain at the same levels as those for fiscal 2017 and 2018 ─ notwithstanding the Committee’s decision in 2017 to cease the payment of Salary Stock, effective June 30, 2018. As a result, the NEOs’ fixed salary for 2018 was lower than the fixed salary paid in 2017 and base cash salary levels for fiscal 2019 remained at the same levels as fiscal 2018, hence, the NEOs will receive lower total base salary for the 2019 fiscal year as illustrated in the following table:

Named Executive Officer	Year	Base Salary Paid in Cash ($)	Base Salary Paid in Common Stock ($)	Total Base Salary ($)
Aurelio Alemán	2019	$959,000	$0	$959,000
	2018	959,000	576,064	1,535,064
	2017	959,000	1,060,728	2,019,728
Orlando Berges	2019	600,000	0	600,000
	2018	600,000	179,154	779,154
	2017	600,000	340,000	940,000
Calixto García-Vélez	2019	550,000	0	550,000
	2018	550,000	144,904	694,904
	2017	550,000	275,000	825,000
Nayda Rivera	2019	475,000	0	475,000
	2018	475,000	144,904	619,904
	2017	475,000	275,000	750,000
Donald Kafka	2019	550,000	0	550,000
	2018	550,000	131,731	631,731
	2017	550,000	250,000	800,000

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	47

Compensation Discussion & Analysis (CD&A) | The 2018 Executive Compensation Program in Detail

On March 21, 2019, the Compensation Committee approved long-term incentive awards of performance-based shares and time-vested restricted stock to the NEOs. The performance-based shares will vest based on the achievement of a tangible book value goal at the end of the three year performance period (from January 1, 2019 through December 31, 2021) and the time-vested restricted stock will vest in equal installments on the second and third anniversaries of the grant. The Compensation Committee determined to increase the long-term target incentive opportunity of the CEO from 115% to 120%.

The NEOs were granted the following long-term incentive awards:

	Restricted Stock		Performance Shares		Total Grant Date Fair Value
Named Executive Officer	% of Base Cash Salary	$ Value	% of Base Cash Salary	$ Value	% of Base Cash Salary	$ Value
Aurelio Alemán	58.1%	$556,987	87.1%	$835,481	145.2%	$1,392,468
Orlando Berges	20.2	120,963	30.2	181,428	50.4	302,391
Calixto García-Vélez	14.1	77,440	21.1	116,153	35.2	193,593
Nayda Rivera	29.0	137,938	43.6	206,906	72.6	344,844
Donald Kafka	20.6	113,297	30.9	169,944	51.5	283,241

OTHER PRACTICES, POLICIES AND GUIDELINES

Stock Ownership Guidelines

The Corporation maintains stock ownership guidelines that are designed to further align the interests of our stockholders and executives. Our CEO is expected to acquire and hold a minimum of Common Stock having a value equal to three-times the cash portion of his or her annual base salary. Other NEOs are expected to acquire and hold Common Stock having a value equal to a minimum of the amount of such NEOs annual base salary. As of the date of this Proxy Statement, all our NEOs are currently in compliance with the guidelines.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the NEOs.

Defined Contribution Retirement Plan

The NEOs are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code, which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended, and the Retirement Equity Act of 1984, as amended. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account. The NEOs may defer up to either $15,000 in the case of Puerto Rico residents or $18,500 in the case of United States residents of their annual compensation into the Defined Contribution Retirement Plan on a pre-tax basis as employee compensation deferral contributions. Up to July 4, 2018, the Corporation made a contribution equal to 25% of the first 4% of each participating employee’s contribution up to the annual compensation limit of $275,000. As of July 5, 2018, the Corporation makes a contribution equal to 50% of the first 6% of each participating employee’s contribution up to the annual compensation limit of $275,000. The aforementioned contribution is distributed in the following manner: (i) up to the first 25% is credited in each paying cycle for each participating employee’s contribution, and (ii) up to the remaining 25% is accumulated until year end and credited in one lump sum payment during the month of January of the subsequent year. The first 25% vests immediately upon contribution. The remaining contribution vests once the participating employee has at least three years of service after the date of contribution. No match is provided for contributions in excess of 6% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

Since 2009, the Corporation has not had a Deferred Compensation Plan in place for the NEOs.

General Benefits and Perquisites

Personal benefits and perquisites are limited. The NEOs have been provided with a corporate-owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of that provided to other employees). Like all other employees, the NEOs may participate in the Corporation’s Defined Contribution Retirement Plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with an armed driver solely for business purposes.

48	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Compensation Discussion & Analysis (CD&A) | OTHER PRACTICES, POLICIES AND GUIDELINES

Incentive Repayment (Clawback) Policy

We have a clawback policy that, in the event of a restatement of financial statements to correct a material non-compliance with any applicable financial reporting requirement, allows the Compensation Committee to seek recovery or forfeiture from any executive officer of the portion of incentive compensation that was received by or vested in the executive officer during the three-year period prior to the determination that a restatement was required and that would not have been earned had performance been measured on the basis of the restated results if the Compensation Committee determines that the executive engaged in intentional fraud or gross misconduct or was otherwise directly or indirectly responsible for the restatement.

Anti-Hedging Policy

Section 16 officers and directors, including the NEOs, are prohibited from (i) pledging the Corporation’s securities as collateral for loans and (ii) selling the Corporation’s securities “short,” trading in the Corporation’s securities in or through a margin account or otherwise engaging in hedging transactions or speculative or short-term trading of the Corporation’s securities. These provisions are part of the Corporation’s overall program to prevent the Corporation’s directors and executive officers, including the NEOs, from trading on material non-public information.

Employment Arrangements and Termination Provisions

The Board has reviewed and approved employment agreements for all NEOs that set their terms of employment, including compensation, benefits and termination, and include change of control provisions. These employment agreements are described in more detail in “Employment Contracts, Termination of Employment, and Change in Control Arrangements” on page 55 of this Proxy Statement.

The Board believes that these employment agreements and arrangements help support leadership stability and support our succession planning process. The Compensation Committee takes the terms of these agreements into account when approving compensation for our NEOs.

Overview of Risk and Compensation Plans

The Compensation Committee believes that the Corporation should have sound compensation practices that fairly reward exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;
•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and
•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

As an integral part of the 2018 compensation process, the Compensation Committee directed the Chief Risk Officer (“CRO”) to conduct a review of risk in the Corporation’s compensation programs available throughout the year, examining three issues: (1) whether the compensation of the NEOs encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they are considered to encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee met with the CRO one time in 2018 and provided substantial oversight, review and direction throughout the process described below.

The CRO’s review focused on the structure of the awards to the NEOs who were eligible to receive salary in cash and Salary Stock, a short-term cash incentive and a long-term incentive composed of restricted stock and performance shares. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for NEOs and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	49

Compensation Discussion & Analysis (CD&A) | OTHER PRACTICES, POLICIES AND GUIDELINES

franchise value, achievement of strategies to strengthen the Corporation’s capital position, and business profitability and expense management targets; (ii) timing of pay out; and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings. In the risk-avoidance assessment, management and the Compensation Committee concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management and the Compensation Committee believe that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission.

Robert T. Gormley, Chairman
Juan Acosta Reboyras
Luz A. Crespo

50	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

EXECUTIVE COMPENSATION TABLES AND COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table set forth below discloses compensation of the NEOs of the Corporation.

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Non-Equity Incentive Plan Compensation ($) (d)	All Other Compensation ($) (e)	Total ($)
Aurelio Alemán President and Chief Executive Officer	2018	$959,000	$408,775	$1,678,908	$993,631	$55,476	$4,095,791
	2017	959,000	408,775	1,573,791	380,963	56,333	3,378,861
	2016	940,769	1,200	1,899,769	—	57,703	2,899,441
Orlando Berges Executive Vice President and Chief Financial Officer	2018	600,000	151,200	447,448	371,929	7,183	1,577,760
	2017	600,135	151,200	570,006	152,024	8,280	1,481,646
	2016	600,000	1,200	795,383	—	8,410	1,404,993
Calixto García-Vélez Executive Vice President and Florida Region Executive	2018	550,000	91,950	353,814	305,321	84,369	1,385,454
	2017	550,000	91,950	470,003	132,334	76,658	1,320,946
	2016	550,000	1,200	654,615	—	77,050	1,282,865
Nayda Rivera Executive Vice President and Chief Risk Officer	2018	475,000	96,200	435,030	296,342	6,832	1,309,404
	2017	475,000	96,350	456,951	117,673	7,055	1,153,028
	2016	463,461	1,200	550,000	—	9,987	1,024,648
Donald Kafka Executive Vice President and Chief Operating Officer	2018	550,000	1,200	412,504	332,685	4,152	1,300,541
	2017	550,000	1,200	399,998	140,607	4,127	1,095,932
	2016	550,000	1,200	492,308	—	4,041	1,047,549
(a)	From April 2013 through June 30, 2018, the Compensation Committee awarded Common Stock to the NEOs as a component of their base salaries; Salary Stock is reflected in the Stock Awards column together with awards of restricted stock and performance shares.
(b)	The column includes the Christmas bonus, which is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid in each of the three years an amount equal to six percent (6%) of each employee’s base salary up to $1,200. The column also includes one-half of the Transition Award granted on July 1, 2017 as follows: Mr. Alemán - $407,575, Mr. Berges - $150,000; Mr. García-Velez - $90,750; and Mrs. Rivera - $95,000. The award was granted in cash, and vested quarterly over a one-year period through June 30, 2018.
(c)	The column includes with respect to 2018 the portion of compensation paid to the executives as Salary Stock, and the grants of restricted stock and performance shares under the First BanCorp. Omnibus Incentive Plan, as amended. Salary Stock was paid through June 30, 2018. The fair market value of the Salary Stock was determined using the closing price of the Corporation’s Common Stock on each date on which the Salary Stock was issued. The value with respect to the restricted stock and performance shares in the column represents the fair market value of the restricted stock and performance shares determined in accordance with FASB ASC Topic 718 based on the closing price of the Corporation’s common stock on the grant date of March 21, 2018 ($6.29). Refer to the “Grant of Plan-Based Award” section for details of the amounts paid. With respect to 2017 and 2016, the column includes the portion of compensation paid to the executives as Salary Stock and the grant of restricted stock. Given the Transferability Restrictions applicable to restricted stock, 50% of the shares of restricted stock granted to the NEOs on March 21, 2017 was forfeited on May 10, 2017, the date on which the Treasury sold its remaining 10,291,553 shares of the Corporation’s Common Stock. As a result of the Treasury’s sale, the Corporation was no longer subject to the compensation-related restrictions under TARP. The fair market value of the restricted stock awarded on March 21, 2017, net of its related forfeiture on May 10, 2017, is presented for 2017.
(d)	Until May 2017, based on TARP restrictions, the compensation program for the NEOs was limited to base salary, Salary Stock and TARP-compliant restricted stock. Under the new compensation program approved after the Treasury’s sale, the NEOs were eligible to participate in the 2018 annual cash incentive opportunity based on the achievement of their annual corporate, business unit and individual goals. For 2017, the annual cash incentive opportunity was prorated for the portion of 2017 during which the Corporation was no longer subject to compensation restrictions under TARP (six out of 12 months).

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Executive Compensation Disclosure | All Other Compensation

(e)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):
Name and Principal Position	Year	Company- owned Vehicles ($)	1165(e) Plan Contribution ($) (i)	Security ($) (ii)	Memberships & Dues ($)	Housing ($) (iii)	Life Insurance ($) (iv)	Total ($)
Aurelio Alemán	2018	$6,028	$707	$38,552	$9,499	—	$690	$55,476
	2017	7,041	738	39,443	8,421	—	690	56,333
	2016	5,467	677	39,839	11,030	—	690	57,703
Orlando Berges	2018	2,573	673	—	3,247	—	690	7,183
	2017	2,913	577	—	4,101	—	690	8,280
	2016	2,755	673	—	4,292	—	690	8,410
Calixto García-Vélez	2018	4,209	1,540	—	5,546	67,200	5,875	84,369
	2017	864	2,719	—	—	67,200	5,875	76,658
	2016	1,663	2,312	—	—	67,200	5,875	77,050
Nayda Rivera	2018	4,312	1,288	—	541	—	690	6,832
	2017	4,347	2,018	—	—	—	690	7,055
	2016	7,010	2,287	—	—	—	690	9,987
Donald Kafka	2018	936	2,526	—	—	—	690	4,152
	2017	737	2,700	—	—	—	690	4,127
	2016	1,336	2,015	—	—	—	690	4,041
(i)	Consists of the Corporation’s contribution to the executive’s account in the Defined Contribution Retirement Plan.
(ii)	The CEO is provided with an armed driver solely for business purposes.
(iii)	Consists of reimbursement, and related tax gross up amount, for housing expenses paid by Mr. Calixto García-Vélez as a result of his employment as executive vice president of the Florida operations.
(iv)	Consists of the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

52	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Executive Compensation Disclosure | Grants of Plan-based Awards Table

GRANTS OF PLAN-BASED AWARDS

The following table details all equity and non-equity plan-based awards granted to each of the NEOs during fiscal year 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)	Market Price on Grant Date ($/SH)
Name	Grant Date	Threshold ($)	Target ($)	Maxium ($)	Threshold (#)	Target (#)	Maxium (#)
Aurelio Alemán 2018 Short-Term
Cash Incentive (a)		$383,600	$767,200	$1,150,800	—	—	—	—	—	$—	$—	$ —
Restricted Stock (b)	3/21/2018	—	—	—	—	—	—	70,134	—	—	441,143	6.29
Performance Shares (c)	3/21/2018	—	—	—	52,600	105,199	105,199	—	—	—	661,702	6.29
Salary Stock (d)	Various	—	—	—	—	—	—	88,414	—	—	576,064	Various (b)
Orlando Berges 2018 Short-Term
Cash Incentive (a)		150,000	300,000	450,000	—	—	—	—	—	—	—	—
Restricted Stock (b)	3/21/2018	—	—	—	—	—	—	17,062	—	—	107,320	6.29
Performance Shares (c)	3/21/2018	—	—	—	12,796	25,592	25,592	—	—	—	160,974	6.29
Salary Stock (d)	Various	—	—	—	—	—	—	27,492	—	—	179,154	Various (b)
Calixto García-Vélez 2018 Short-Term
Cash Incentive (a)		137,500	275,000	412,500	—	—	—	—	—	—	—	—
Restricted Stock (b)	3/21/2018	—	—	—	—	—	—	13,285	—	—	83,563	6.29
Performance Shares (c)	3/21/2018	—	—	—	9,964	19,928.00	19,928	—	—	—	125,347	6.29
Salary Stock (d)	Various	—	—	—	—	—	—	22,235	—	—	144,904	Various (b)
Nayda Rivera 2018 Short-Term
Cash Incentive (a)		118,750	237,500	356,250	—	—	—	—	—	—	—	—
Restricted Stock (b)	3/21/2018	—	—	—	—	—	—	18,450	—	—	116,051	6.29
Performance Shares (c)	3/21/2018	—	—	—	13,838	27,675.00	27,675	—	—	—	174,076	6.29
Salary Stock (d)	Various	—	—	—	—	—	—	22,235	—	—	144,904	Various (b)
Donald Kafka 2018 Short-Term
Cash Incentive (a)		137,500	275,000	412,500	—	—	—	—	—	—	—	—
Restricted Stock (b)	3/21/2018	—	—	—	—	—	—	17,855	—	—	112,308	6.29
Performance Shares (c)	3/21/2018	—	—	—	13,392	26,783.00	26,783	—	—	—	168,465	6.29
Salary Stock (d)	Various	—	—	—	—	—	—	20,213	—	—	131,731	Various (b)
a)	This section includes the 2018 short-term cash incentive opportunity at the threshold, target and maximum levels. The actual grant date fair value of the short-term annual incentive awards for 2018 performance were as follows: Mr. Alemán - $993,631, Mr. Berges - $371,929, Mr. García-Velez - $305,321, Mrs. Rivera - $296,342, and Mr. Kafka - $332,685.
b)	Consists of restricted stock awarded on March 21, 2018. The number of shares and the fair market value of the stock was determined based on the closing price of the Corporation’s common stock on the grant date of March 21, 2018 ($6.29). The shares will vest in equal installments on the second and third anniversaries of the grant.
c)	Consists of performance shares awarded on March 21, 2018. The number of shares and the fair market value of the stock was determined based on the closing price of the Corporation’s common stock on the grant date of March 21, 2018 ($6.29). The shares vest based on a tangible book value of $ 9.38 (the “Performance Goal”) at the end of a three-year performance period defined as January 1, 2018 through December 31, 2020 (the “Performance Cycle”). The NEO may earn 50% of its target opportunity for threshold-level performance (80% performance) which is measured based upon the growth in the tangible book value during the Performance Cycle up to the Performance Goal (ranging from $8.28 to $9.38). Amounts between threshold and target are interpolated to reward incremental achievement and no amounts are paid if actual results are below threshold.
d)	Consists of Salary Stock paid to the NEOs in fiscal year 2018. Those shares were issued to the executive officers on a biweekly basis consistent with the Corporation’s normal pay cycle from January 1, 2018 through June 30, 2018, the date the Salary Stock component was terminated. The shares of Salary Stock were issued at market prices ranging from $5.08 to $8.08, which were based on the closing prices of the Corporation’s Common Stock on the closing day of each respective pay period.

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Executive Compensation Disclosure | Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the outstanding equity awards held by each of the NEOs as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Aurelio Alemán	—	—	—	—	—	164,970	$1,418,742	52,600	$452,360
Orlando Berges	—	—	—	—	—	59,577	512,362	12,796	110,046
Calixto García-Vélez	—	—	—	—	—	49,330	424,238	9,964	85,690
Nayda Rivera	—	—	—	—	—	53,202	457,537	13,838	119,007
Donald Kafka	—	—	—	—	—	45,851	394,319	13,392	115,171
(a)	Vesting date for shares or units of stock that have not vested:
	2017 Restricted Stock (#)(i)	2018 Restricted Stock (#)(ii)	Total (#)
Aurelio Alemán	94,836	70,134	164,970
Orlando Berges	42,515	17,062	59,577
Calixto García-Vélez	36,045	13,285	49,330
Nayda Rivera	34,752	18,450	53,202
Donald Kafka	27,726	17,855	45,581
(i)	100% of the shares vested on March 21, 2019
(ii)	Shares shall vest solely on the basis of passage of time, with 50% vesting on March 21, 2020 and the remaining 50% on March 21, 2021
(b)	Vesting of unearned shares, units or other rights that have not vested:
2018 Performance Shares at threshold (#)(i)
Aurelio Alemán	52,600
Orlando Berges	12,796
Calixto García-Vélez	9,964
Nayda Rivera	13,838
Donald Kafka	13,392
(i)	The number of performance shares shown is based on achievement of threshold performance. The shares will vest on March 21, 2021, subject to the achievement of certain performance goals during the 2018-2020 performance cycle.

54	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Executive Compensation Disclosure | Options Exercised and Stock Vested Information

OPTIONS EXERCISED AND STOCK VESTED INFORMATION

The following table includes certain information with respect to restricted stock that vested during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired through Exercise (#)	Value Realized Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on (b) Vesting ($)
Aurelio Alemán	—	—	168,245	$1,086,863
Orlando Berges	—	—	80,703	521,341
Calixto García-Vélez	—	—	68,421	442,000
Nayda Rivera	—	—	52,631	339,996
Donald Kafka	—	—	52,631	339,996
(a)	Consists of restricted stock that vested on March 16, 2018.
(b)	Represents the dollar value realized upon vesting of stock based on the closing price of $6.46 on the vesting date.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the NEOs.

Name	Effective Date	2018 Base Salary ($)	Term of Years
Aurelio Alemán	2/24/1998	$959,000	4
Orlando Berges	5/11/2009	600,000	3
Calixto García-Velez	5/31/2018	550,000	1
Nayda Rivera	5/31/2018	475,000	1
Donald Kafka	5/31/2018	550,000	1

The agreements provide that, on each anniversary of the date of commencement of each agreement, the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice, not less than 90 days prior to the anniversary date, that the agreement shall not be further extended.

Terminations Without Cause

Under the employment agreement with Mr. Alemán, the Board may terminate Mr. Alemán at any time, Unless such termination is for “cause” (as defined below), Mr. Alemán will be entitled to a severance payment of four (4) times his annual base salary, less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for “cause”. “Cause” under these two agreements is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order or any material breach of any provision of the employment agreement.

The employment agreement with Mr. García-Velez, Mrs. Rivera and Mr. Kafka provides for severance payments in an amount equal to the total of twelve (12) months of the then current cash base salary amount to which the executive would be entitled, plus the average of any cash bonuses or cash incentive compensation awarded for the last two calendar years ended immediately before the year in which the termination occurred, unless such termination is “for cause”. For the purpose of these agreement, “ for cause” shall consist of any of (i) the commission by the executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the executive, which is intended to cause, does cause or is reasonably likely to cause material harm to the Corporation or any affiliate (including harm to its business reputation); (ii) the indictment of the executive for the commission or perpetration by the executive of any felony or any crime involving dishonesty, moral turpitude or fraud; (iii) the material breach by the executive of the employment agreement that, if capable of being cured, remains uncured ten (10) days following written notice to the executive of such breach; (iv) the receipt of any formal written notice that any regulatory agency having jurisdiction over the Corporation or the Bank intends to institute any form of formal regulatory action against the executive, the Corporation or the Bank; (v) the exhibition by the executive of a standard

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Executive Compensation Disclosure | Employment Contracts, Termination of Employment, and Change in Control Arrangements

of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Corporation’s business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board’s good faith and reasonable judgment, with the executive abstaining from participating in the consideration of and vote on the matter, is materially detrimental to the Corporation’s best interest, that, if capable of being cured, remains uncured ten (10) days following written notice to the executive of such specific inappropriate behavior; or (vi) the failure of the executive to devote his full business time and attention to his employment as provided under the employment agreement that, if capable of being cured, remains uncured thirty (30) days following written notice to the executive of such failure.

Termination upon a Change in Control

Under the employment agreement with Mr. Alemán, in the event of a “change in control” of the Corporation, as defined below, during the term of the current employment agreement, the executive is entitled to receive a lump sum severance payment equal to his then current base annual salary plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4). Termination of employment is not a requirement for a change in control severance payment under the employment agreement of Mr. Alemán.

With respect to Mr. Berges’ employment agreement, which was executed during 2009, Mr. Berges would be entitled to a severance payment due to a “change in control” of the Corporation if he is terminated within two (2) years following the change in control. This change is consistent with the Board’s policy relating to employment contracts, under which all new employment contracts must require termination of employment in the event of a severance payment occurring upon a change in control. In this respect, Mr. Berges is entitled to receive a lump sum severance payment equal to (i) his then current base annual salary plus the highest cash performance bonus received by the executive in any of the three (3) fiscal years prior to the date of the change in control multiplied by three (3), plus (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs.

Under the employment agreement with Mr. García-Velez, Mrs. Rivera and Mr. Kafka, they would be entitled to a lump sum cash payment equal to three (3) times the cash base salary (two (2) times in the case of Mr. Kafka), plus three (3) times the average of any cash bonuses or cash incentive compensation awarded for the last two (2) calendar years ended immediately before the year in which the termination occurred (two (2) times in the case of Mr. Kafka).

Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third-party, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes that may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

Awards Granted Under the Omnibus Plan

The First BanCorp Omnibus Incentive Plan, as amended, contains provisions governing termination of employment and change of control with respect to outstanding equity awards. The Omnibus Incentive Plan was amended pursuant to stockholder approval at the Corporation’s 2016 Annual Meeting of Stockholders to, among other things, increase the number of shares of Common Stock available for issuance under the Omnibus Incentive Plan, extend the Omnibus Incentive Plan’s termination date; and reapprove the performance goals under the plan.

56	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Executive Compensation Disclosure | Employment Contracts, Termination of Employment, and Change in Control Arrangements

Potential Payments upon Termination or Change in Control

The following table describes and quantifies the benefits and compensation to which the NEOs would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2018, based on their compensation and services as of that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 1165(e) plan or post-retirement welfare benefits available under broad-based employee plans.

Name		Death (a) ($)	Disability (b) ($)	Retirement ($)	Resignation ($)	Termination for Cause ($)	Termination Without Cause (c) ($)	Change in Control (c) ($)
Aurelio Alemán	Cash Payment	$1,000,000	$—	$—	$—	$—	$3,836,000	$8,032,429
	Restricted Stock (d)	1,418,742	1,418,742	1,418,742	—	—	1,418,742	1,418,742
	Performance Shares (e)	904,711	904,711	—			904,711	904,711
	Total	3,323,453	2,323,453	1,418,742	—	—	6,159,453	10,355,883
Orlando Berges	Cash Payment	1,000,000	—	—	—	—	1,415,342	2,922,971
	Restricted Stock (d)	512,362	512,362	512,362	—	—	512,362	512,362
	Performance Shares (e)	220,091	220,091				220,091	220,091
	Total	1,732,453	732,453	512,362	—	—	2,147,796	3,655,425
Calixto García-Vélez	Cash Payment	1,000,000	—	—	—	—	855,321	2,565,963
	Restricted Stock (d)	424,238	424,238	424,238			424,238	424,238
	Performance Shares (e)	171,381	171,381				171,381	171,381
	Total	1,595,619	595,619	424,238	—	—	1,450,940	3,161,581
Nayda Rivera	Cash Payment	1,000,000	—	—	—	—	771,342	2,314,027
	Restricted Stock (d)	457,537	457,537	457,537			457,537	457,537
	Performance Shares (e)	238,005	238,005	—			238,005	238,005
	Total	1,695,542	695,542	457,537	—	—	1,466,885	3,009,569
Donald Kafka	Cash Payment	1,000,000	—	—	—	—	882,685	1,765,370
	Restricted Stock (d)	394,319	394,319	394,319			394,319	394,319
	Performance Shares (e)	230,334	230,334				230,334	230,334
	Total	1,624,652	624,652	394,319	—	—	1,507,338	2,390,023
(a)	With respect to the cash payment portion of death benefits, the NEOs and other executive vice presidents receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.
(b)	The cash disability entitlement is not reflected in this column given that disability payments are payable to the executive on a monthly basis throughout a period of time following an executive’s disability and not as a lump sum payment upon the disability event.

Mr. Alemán is entitled to receive disability payments if it is determined that he is temporarily unable to perform his duties, in which case Mr. Alemán will receive 60% of his base salary, exclusive of any other benefits to which he is entitled under the corporate-wide disability plan available to other employees until such time as he may rejoin active employment. If it is determined that he is permanently disabled, that is, he is absent due to physical or mental illness on a full-time basis for three (3) consecutive months, Mr. Alemán will receive 60% of his compensation for the remaining term of his employment agreement. Assuming permanent disability as of December 31, 2018, Mr. Alemán would have been entitled to receive monthly amounts for the remaining term of his employment agreement (a 3.15-year period) totaling for such period approximately $1,812,904.

Messrs. Berges, García-Vélez, and Kafka, and Mrs. Rivera are entitled to receive disability benefits under the corporate-wide disability plan available to other employees, which is based on an employee’s compensation and is limited to a maximum benefit of $15,000 per month payable over a period determined based on the employee’s age on which the disability begins. In the event disability begins at age 62 or under, the employee will receive benefits until the later of his/her 65th birthday or the date on which the 42nd monthly benefit is payable. Hence, if Messrs. Berges, García-Vélez, Rivera and Kafka had become disabled as of December 31, 2018, they would each have been entitled to receive monthly disability benefits through the age of 65 in an amount that would have totaled for such period approximately $729,500 for Mr. Berges; $2,481,000 for Mr. García-Vélez; $3,603,000 for Mrs. Rivera; and $1,117,000 for Mr. Kafka.

(c)	Under Puerto Rico law, if any employee (including an NEO) is terminated from his employment without “just cause,” as that term is defined by Puerto Rico Law No. 80 of May 30, 1976, he or she would be entitled to a statutory severance payment,

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	57

Executive Compensation Disclosure | Employment Contracts, Termination of Employment, and Change in Control Arrangements

which is calculated as follows: (i) employees with less than five (5) years of employment — two (2) months of total cash compensation plus an additional one (1) week of salary per year of service; (ii) employees with five (5) through fifteen (15) years of employment — three (3) months of total cash compensation plus two (2) weeks of salary per year of service; and (iii) employees with more than fifteen (15) years of employment — six (6) months of total cash compensation plus three (3) weeks of salary per year of service.

The cash payments identified in this column for Messrs. Alemán, Berges, García-Velez, Rivera and Kafka are those pursuant to their employment contract provisions.

(d)	Values of restricted stock are based on $8.60 per share, the Corporation’s Common Stock closing price as of December 31, 2018. Following are termination provisions related to the restricted stock based on the type of termination prior to vesting:
Type of Termination	Restricted Stock	Description
Death	Vests	In the event of the death while in the employ of the Corporation, awards held which have not vested shall vest.
Disability	Vests	In the event employment ends by reason of disability, awards held which have not vested shall vest.
Retirement	Vests	In the event employment ends by reason of a retirement, awards held which have not vested shall vest.
Resignation	Forfeited	In the event employment ends as a result of a resignation from the Corporation or an affiliate, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination With Cause	Forfeited	In the event employment is terminated by the Corporation or any affiliate for cause, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination Without Cause	Vests	In the event employment is terminated by the Corporation or any affiliate without cause, awards held which have not vested shall vest.
Change of Control	Vests	In the event employment is involuntarily terminated within one year after a Change in Control, awards held which have not vested shall vest.
(e)	Values of performance shares are based on $8.60 per share, the Corporation’s Common Stock closing price as of December 31, 2018. Following are termination provisions on the performance shares based on the type of termination prior to vesting:
Type of Termination	Performance Shares	Description
Death	Vests	In the event of the death while in the employ of the Corporation, awards held which have not vested shall vest.
Disability	Vests	In the event employment ends by reason of disability, awards held which have not vested shall vest.
Retirement	Continues Outstanding
In the event employment ends by reason of a retirement, awards held which have not vested shall continue outstanding and vest on the vesting date of the Performance Shares in accordance with the actual results related to the Performance Goal during the Performance Cycle.

Resignation	Forfeited	In the event employment ends as a result of a resignation from the Corporation or an affiliate, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination With Cause	Forfeited	In the event employment is terminated by the Corporation or any affiliate for cause, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination Without Cause	Vests	In the event employment is terminated by the Corporation or any affiliate without cause, awards held which have not vested shall vest.
Change of Control	Vests	In the event employment is voluntarily or involuntarily terminated within one year after a Change in Control, awards held which have not vested shall vest.

58	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Executive Compensation Disclosure | CEO Pay Ratio

CEO PAY RATIO

The Dodd-Frank Act requires the Corporation to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.

Below is (i) the 2018 annual total compensation of our CEO; (ii) the 2018 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO 2018 Annual Total Compensation (a)	$4,095,791
Median Employee 2018 Annual Total Compensation	$29,703
CEO to Median Employee Pay Ratio	137:89
(a)	This annual total compensation is the Total Compensation from the Summary Compensation Table.

Assuming that the CEO’s total compensation in 2018 had consisted solely of a cash base salary and a short- and long-term incentive award consistent with the new executive compensation program, hence, not including post TARP related transition items which were phased out as of June 30, 2018 (i.e., Salary Stock and the Transition Award), the CEO’s total compensation would have been $3,112,152 and the ratio of the CEO’s total compensation to the median employee pay ratio would have been approximately 104:78 for 2018.

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

Determined Employee Population. We began with our global employee population as of December 31, 2018, including full-time, part-time, and seasonal or temporary workers employed by the Corporation or consolidated subsidiaries, but excluding our CEO. As of December 31, 2018, our total population consisted of 2,7343 employees, excluding the CEO, all of whom worked in Puerto Rico, Florida, the United States Virgin Islands and the British Virgin Islands and all of whom were included within the calculation of median employee compensation.

Identified the Median Employee Compensation. We determined the median of the total annual compensation using a consistently applied compensation measure based upon payroll records for our median employees. Specifically, we calculated total annual compensation for each employee using 2018 W-2 total compensation as reported on Box 19 of Form 499R-2/W-2 PR for Puerto Rico employees, Box 6 of Form W-2 for United States and United State Virgin Island employees and the equivalent compensation for British Virgin Island employees. We annualized pay for those individuals not employed for a full year in 2018. Accordingly, we excluded from the calculation of total annual compensation for our median employees the value of equity awards generally available to employees under the Omnibus incentive plan.

Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2018 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	59

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Corporation’s independent registered public accounting firm. The Audit Committee selected the firm of Crowe LLP (“Crowe”) as the independent registered public accounting firm of the Corporation for the fiscal year ended December 31, 2018. While stockholder ratification is not required by the Corporation’s Restated Articles of Incorporation, By-laws or otherwise, the Board is submitting the appointment of Crowe to the stockholders for ratification as part of good corporate governance practices. The Audit Committee will take into account the outcome of the vote, among other factors, in determining whether to appoint Crowe in the future.

Crowe will have representatives at the Annual Meeting. As such, Crowe will be able to make a statement if they desire and will be available to respond to appropriate questions.

Required Vote

Approval of this Proposal No. 3 regarding ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

The Board Recommends a Vote For the Ratification of the Appointment of Crowe as the Independent Registered Public Accounting Firm of the Corporation for the Fiscal Year Ending December 31, 2019.

60	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2018 with management and Crowe, the Corporation’s independent registered public accounting firm. The Audit Committee also discussed with Crowe the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301. Finally, the Audit Committee has received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These discussions and considerations, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent”.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The report is provided by the members of the Audit Committee:

Juan Acosta Reboyras
Luz A. Crespo
John A. Heffern
David I. Matson
José Menéndez Cortada

AUDIT FEES

The total fees paid or accrued by the Corporation for professional services rendered by Crowe and KPMG LLP (the Corporation’s independent registered public accounting firm for fiscal year ended 2017) for the years ended December 31, 2018 and December 31, 2017, all of which were approved by the Audit Committee, were $1,939,590 (fees paid for services rendered by Crowe) and $3,196,641 (fees paid for services rendered by KPMG LLP), respectively, distributed as follows:

•	Audit Fees: $1,885,200 for the audit of the financial statements and internal controls over financial reporting, audit services provided in connection with any required statutory audits of the Corporation’s subsidiaries and comfort letters, consents and other services related to SEC matters for the year ended December 31, 2018 and $3,024,169 for the audit of the financial statements and internal controls over financial reporting, audit services provided in connection with any required statutory audits of the Corporation’s subsidiaries and comfort letters, consents and other services related to SEC matters for the year ended December 31, 2017.
•	Audit-Related Fees: $50,400 in 2018 and $50,000 in 2017 for the audit-related fees, which consisted mainly of the audits of employee benefit plans.
•	Tax Fees: No tax advisory services provided in 2018; and $120,692 for tax advisory services in 2017.
•	All Other Fees: $3,990 in 2018 related to fees paid for general accounting consultations and $1,780 in 2017 related to fees paid for access to an accounting and auditing electronic library.

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	61

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2020 Annual Meeting of Stockholders on or before May 21, 2020, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2020 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than December 7, 2019. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder intends to present a proposal for consideration at the 2020 Annual Meeting outside of the processes of Rule 14a-8 promulgated under the Exchange Act, such proposal must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than February 20, 2020, or such proposal will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

Under Article I, Section 14 of the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2020 Annual Meeting must be received by the Secretary of the Corporation at the principal offices of the Corporation no later than April 21, 2020, assuming that the 2020 Annual Meeting is held on May 21, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) forms were filed in a timely manner except one Form 4 filed late by Luz A. Crespo to report the disposition of shares required for tax withholding purposes upon the vesting of restricted stock; and two Form 4 filed late by Lawrence Odell to report two disposition of shares.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Lawrence Odell, Secretary of the Board of Directors, at 787-729-8041, or by writing to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or at lawrence.odell@firstbankpr.com. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or addresses given above.

If you are a beneficial owner of Common Stock (i.e., your shares are held in the name of a bank, broker, trustee or other holder of record), the bank, broker, trustee or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, trustee or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

62	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report on Form 10-K, which serves as our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our Annual Report, as filed with the U.S. Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2018 Form 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the 2018 10-K is also available on the Corporation’s website at www.1firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell
Secretary
San Juan, Puerto Rico

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	63

APPENDIX A

First BanCorp Reconciliation of Non-GAAP Financial Measures

The Corporation has disclosed its reasons for disclosing non-GAAP financial measures in its 2018 Form 10-K. In addition to those reasons, the Corporation is including non-GAAP financial measures in this proxy statement because their disclosure should enhance stockholders’ ability to compare the Corporation’s performance to that of the Corporation’s peers for purposes of evaluating executive compensation and because certain of the non-GAAP financial measures are relevant to the establishment of executive compensation.

There follow reconciliations of the non-GAAP financial measures presented in this proxy statement:

Non-GAAP Pre-Tax Pre-Provision Income for the years ended December 31, 2018 and December 31, 2017

(in thousands)	December 31, 2018 ($)	December 31, 2017 ($)
Income before income taxes	$190,638	$61,983
Add: Provision for loan and lease losses	59,253	144,254
Add/(Less): Loss (Gain) on investment and impairments	84	11,860
Add: Unrealized loss on derivative instruments	—	1
Less: Expected insurance recoveries associated with hurricane-related idle time rental costs	—	(1,819)
Add: Hurricane-related expenses	2,783	2,544
Add: Secondary offering costs	—	392
Less: Gain early extinguishment of debt	(2,316)	(1,391)
Less: Gain from hurricane-relates insurance proceeds	(478)	—
Adjusted pre-tax, pre-provision	$249,964	$217,824

Non-GAAP Tangible Book Value for the years ended December 31, 2018 and December 31, 2017

(In thousands, except ratios and per share information)	December 31, 2018	December 31, 2017
Tangible Equity:
Total equity - GAAP	$2,044,704	$1,869,097
Preferred equity	(36,104)	(36,104)
Goodwill	(28,098)	(28,098)
Purchased credit card relationship intangible	(5,702)	(8,000)
Core deposit intangible	(4,335)	(5,478)
Insurance customer relationship intangible	(622)	(775)
Tangible common equity	$1,969,843	$1,790,642

Tangible Assets:
Total assets - GAAP	$12,243,561	$12,261,268
Goodwill	(28,098)	(28,098)
Purchased credit card relationship intangible	(5,702)	(8,000)
Core deposit intangible	(4,335)	(5,478)
Insurance customer relationship intangible	(622)	(775)
Tangible assets	$12,204,804	$12,218,917
Common shares outstanding	217,235	216,278
Tangible common equity ratio	16.14%	14.65%
Tangible book value per common share	$9.07	$8.28

64	First BanCorp. | Proxy Statement for the 2019 Annual Meeting of Shareholders

Appendix A

Non-GAAP Adjusted Net Income and Adjusted Return on Average Assets and Adjusted Return on Average Equity for the year ended December 31, 2018

(in thousands)	December 31, 2018
Net income, as reported (GAAP)	$201,608
Adjustments:
Partial reversal of deferred tax asset valuation allowance	(63,228)
Remeasurement of deferred tax assets due to changes in enacted tax rates	9,892
Hurricane-related loan loss reserve (release) provision	(16,943)
Hurricane-related gain from insurance proceeds	(478)
Hurricane-related expenses	2,783
Loss (gain) on sale of investment securities	34
OTTI on debt securities	50
Gain on early extinguishment of debt	(2,316)
Income tax impact of adjustments	5,708
Adjusted net income (Non-GAAP)	$137,110
Total Average Assets	12,206,201
Return on Average Assets	1.65%
Return on Average Assets (adjusted)	1.12%
Total Average Equity	1,894,676
Return on Average Equity	10.64%
Return on Average Equity (adjusted)	7.24%

Proxy Statement for the 2019 Annual Meeting of Shareholders | First BanCorp.	65

First BanCorp
ATTN: SARA ALVAREZ
1519 PONCE DE LEON AVE., STOP 23
P.O. BOX 9146 SANTURCE, PR 00908-0146

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Juan Acosta Reboyras	☐	☐	☐
1B	Aurelio Alemàn	☐	☐	☐
1C	Luz A. Crespo	☐	☐	☐
1D	Tracey Dedrick	☐	☐	☐
1E	Daniel E. Frye	☐	☐	☐
1F	Robert T. Gormley	☐	☐	☐
1G	John A. Heffern	☐	☐	☐
1H	Roberto R. Herencia	☐	☐	☐
1I	José Menéndez-Cortada	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000415054_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

First BanCorp
Annual Meeting of Stockholders
May 16, 2019

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Roberto R. Herencia and Aurelio Alemán, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First BanCorp that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time, on May 16, 2019, at the Corporation's principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908, and any adjournment or postponement thereof (the "2019 Annual Meeting"). The Stockholder(s) acknowledges(s) receipt of the Notice of the 2019 Annual Meeting and proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will revoke any previously executed proxy with respect to the 2019 Annual Meeting. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

0000415054_2 R1.0.1.18

Continued and to be signed on reverse side